INTERCREDITOR AGREEMENT
dated as of March 9, 2015
between

BANK OF AMERICA, N.A.,
as ABL Secured Party
and
GFIE, LLC,
as Term Loan Secured Party

INTERCREDITOR AGREEMENT
This INTERCREDITOR AGREEMENT, dated as of March 9, 2015 (as amended, restated, supplemented, renewed or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), by and between BANK OF AMERICA, N.A., a national banking association, as the ABL lender (including its successors and assigns and holders of applicable Refinancing (as hereinafter defined) debt, the “ABL Secured Party”), and GFIE, LLC, a Florida limited liability company, as the term loan lender (including its successors and assigns and holders of applicable Refinancing (as hereinafter defined) debt, the “Term Loan Secured Party”) (the Term Loan Secured Party and the ABL Secured Party, are collectively referred to herein as the “Secured Parties”).
RECITALS
WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in Section 1 below or, to the extent not otherwise defined herein, the Term Loan Agreement and the ABL Loan Agreement, as applicable;
WHEREAS, Blyth, Inc., a Delaware corporation (“Blyth”) and certain of its Subsidiaries who are signatories from time to time parties to the ABL Loan Agreement (each, a “Borrower” and collectively, the “Borrowers”), and the ABL Secured Party have entered into that certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “ABL Loan Agreement”);
WHEREAS, the Borrowers and the Term Loan Secured Party have entered into that certain Loan Agreement of even date herewith (as amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Term Loan Agreement”);
WHEREAS, the Loan Agreements provide, among other things, that the parties thereto (including permitted assignees thereof) shall set forth in this Agreement their respective rights and remedies with respect to the Collateral;
WHEREAS, the ABL Secured Party, and the Term Loan Secured Party have agreed to the lien subordination, intercreditor and other provisions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.Definitions.
1.1    Defined Terms. As used in the Agreement, the following terms shall have the following meanings:
“ABL Cash Collateral” has the meaning set forth in Section 6.1(a).

“ABL Claims” means (a) all ABL Obligations, plus (b) all interest, principal, fees, indemnities, charges and expenses accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) thereon after the commencement of an Insolvency Proceeding whether or not the claim for such interest, principal, fees, indemnities, charges and expenses is allowed or allowable as a claim in such Insolvency Proceeding, plus (c) if there is an ABL DIP Financing, an additional amount equal to the amount of the ABL DIP Financing (exclusive of the ABL Obligations (other than Excess ABL Claims) existing as of the commencement of the Insolvency Proceeding “rolled up” or paid by the ABL DIP Financing); provided that, for all purposes hereunder other than Section 7.4, if, at any time of determination of the amount of ABL Claims, the ABL Obligations consisting of Principal shall exceed the Maximum ABL Amount, then the ABL Obligations in respect of such Principal (and the interest, fees and charges that accrue with respect thereto) shall be excluded from the definition of “ABL Claims” for the purposes of such determination (other than for the purposes of Section 7.4, with respect to which the definition of “ABL Claims” shall include such amounts) in an amount equal to the amount of such excess (such excluded amount being the “Excess ABL Claims”). To the extent any payment with respect to the ABL Claims or Excess ABL Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
“ABL DIP Amount” means, after the commencement of an Insolvency Proceeding with respect to any Grantor, up to 10% of the ABL Facility Amount.
“ABL DIP Conditions” has the meaning set forth in Section 6.1(a).
“ABL DIP Financing” has the meaning set forth in Section 6.1(a).
“ABL Facility Amount” means $15,000,000 (or $20,000,000 after the addition of the Swiss subline), which is the maximum aggregate principal amount of the “Revolver Commitment” as defined in the ABL Loan Agreement, as in effect on the date hereof.
“ABL Loan Agreement” has the meaning set forth in the recitals to this Agreement.
“ABL Loan Documents” means “Loan Documents” as defined in the ABL Loan Agreement.
“ABL Obligations” means “Obligations” (as defined in the ABL Loan Agreement) and in any event including Cash Management Obligations.
“ABL Priority Collateral” means, collectively, any and all of the following assets of the Grantors whether now existing or hereafter arising or in which any Grantor may now or in the future have any right, title or interest:
(a)    all Accounts;
(b)    all Chattel Paper, including electronic chattel paper;
(c)    the Plymouth Property;
(d)    all cash and cash equivalents, Deposit Accounts, Securities Accounts, Commodities Accounts and other investment accounts, in each case including any such accounts into which any proceeds of Accounts or Inventory are deposited (including all cash, checks, negotiable Instruments, other funds,

Investment Property and Securities credited to each such account and other assets held therein) but excluding, for the avoidance of doubt, Equity Interests);
(e)    all Inventory;
(f)    all General Intangibles (other than Intellectual Property, but including intercompany indebtedness owing to any Grantor to the extent owing in respect of ABL Priority Collateral), Payment Intangibles, claims (excluding Commercial Tort Claims) and causes of action, in each case, relating to any Account, Inventory or any of the foregoing ABL Priority Collateral;
(g)    all guarantees, letters of credit, Letter-of-Credit Rights, collateral security, credit enhancements, Instruments, promissory notes, drafts, contracts, Documents and Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper) evidencing, relating to or pertaining to any of the foregoing;
(h)    all Supporting Obligations with respect to the foregoing;
(i)    claims under all insurance policies and all insurance Proceeds received as Proceeds of or relating to any of the foregoing and claims under all business interruption insurance policies and all Proceeds thereof;
(j)    all monies, whether or not in the possession or under the control of Lender, or a bailee or Affiliate of Lender, including any Cash Collateral;
(k)    all accessions to, substitutions for, and all replacements, products, and cash and non-cash proceeds of the foregoing, including proceeds of and unearned premiums with respect to insurance policies, and claims against any Person for loss, damage or destruction of any Collateral; and
(l)    all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs and computer records) pertaining to the foregoing.
provided, however, that, (i) any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the ABL Loan Documents and this Agreement shall be treated as ABL Priority Collateral under this Agreement; (ii) any Collateral, regardless of type, received in exchange for Term Loan Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Term Loan Documents and this Agreement shall be treated as Term Loan Priority Collateral under this Agreement; and (iii) any Equipment or Real Property purchased in the ordinary course of business shall be treated as Term Loan Priority Collateral under this Agreement; provided, further, that, except for proceeds of Term Loan Priority Collateral (and in any event subject to Section 3.2), all cash and cash equivalents deposited in any Deposit Account or Securities Account in each case of any Grantor (an “ABL Proceeds Account”) or otherwise constituting ABL Priority Collateral shall constitute ABL Priority Collateral.
“ABL Purchase Price” has the meaning set forth in Section 7.4(b).
“ABL Security Documents” means “Security Documents” (as such term is defined in the ABL Loan Agreement).

“Acceleration Event” means the existence of an Event of Default and acceleration of the ABL Obligations or the Term Loan Obligations in accordance with the terms of the Applicable Credit Documents.
“Access Period’ means for each parcel of Mortgaged Premises, the period, after the commencement of an Enforcement Action with respect thereto, which begins on the day that the Term Loan Secured Party receives notice from the ABL Secured Party of its election to request access pursuant to Section 3.4(b) and ends on the earliest of (a) the 180th day after the ABL Secured Party obtains access (or is offered access by the Term Loan Secured Party or its representatives) to the ABL Priority Collateral located on such Mortgaged Premises plus such number of days, if any, after the ABL Secured Party obtains access (or is offered access by the Term Loan Secured Party or its representatives) to such ABL Priority Collateral that it is stayed or otherwise prohibited, directly or indirectly, by law or court order from exercising remedies with respect to ABL Priority Collateral located on such Mortgaged Premises, (b) the date on which the ABL Claims are Paid in Full or (c) so long as no Exigent Circumstances exist with respect to any ABL Priority Collateral on such Mortgaged Premises, the date on which a purchase notice has been delivered pursuant to Section 7.4 or the first day thereafter on which the aforementioned ABL Exigent Circumstances no longer exist.
“Account Agreements” means any lockbox account agreement, pledged account agreement, blocked account agreement, securities account control agreement or any similar deposit or securities account agreements among the ABL Secured Party or the Term Loan Secured Party and a Grantor and the relevant service provider, financial institution depository or securities intermediary.
“Affiliate” means, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Applicable Credit Documents” means (a) with respect to the ABL Secured Party, the ABL Loan Documents and (b) with respect to the Term Loan Secured Party, the Term Loan Documents.
“Applicable Secured Parties” means (a) with respect to the ABL Loan Documents, the ABL Secured Party and (b) with respect to the Term Loan Documents, the Term Loan Secured Party.
“Availability” means, at any time of determination, the aggregate Revolving Loans and LC Outstandings available to the Borrowers from the ABL Secured Party based on the “borrowing base” at such time as determined by the ABL Secured Party in good faith on the basis of the “borrowing base report” then most recently delivered by the Borrowers to the ABL Secured Party in accordance with the ABL Loan Agreement and without regard to the principal amount of Revolving Loans and LC Outstandings outstanding at such time, any subsequent determination that such borrowing base report was inaccurate at such time, and any subsequent deterioration in the borrowing base.
“B of A” has the meaning set forth in the preamble to this Agreement.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers or board of directors, as applicable, of such person, or if such limited liability company does not have a board of managers or board of directors, the functional equivalent of the foregoing, (c) in the case of any partnership, the board of directors or board of managers, as applicable, of the general partner of such person and (d) in any other case, the functional equivalent of the foregoing.
“Borrowers” and “Borrower” each has the respective meaning set forth in the recitals to this Agreement.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
“Cash Management Obligations” means Obligations (as defined in the ABL Loan Agreement) with respect to Bank Products (as defined in the ABL Loan Agreement).
“Class” means, as determined by reference to any Secured Claim, Secured Party or Lien, whether such Secured Claim, Secured Party or Lien is (a) the ABL Claim, the ABL Secured Party or a Lien securing the ABL Claim, or (b) the Term Loan Claim, the Term Loan Secured Party or a Lien securing the Term Loan Claim. In respect of any Collateral at any time, (i) a higher Class in relation to a lower Class means a Class the Liens of which on such Collateral are in a higher priority under Section 2.1, provided that the Secured Claims of such higher Class have not been Paid in Full, and (ii) the highest Class means the Class the Liens of which on such Collateral are in the highest priority under Section 2.1, provided that the Secured Claims of such Class have not been Paid in Full.
“Closing Date” means March 9, 2015.
“Collateral” means all assets and property and interests in assets and property and proceeds thereof now owned or hereafter acquired by any Grantor in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.
“Collateral Documents” means this Agreement, the Senior Documents, the Junior Documents and all other security agreements, pledge agreements, mortgages, guaranties and other documents executed and/or delivered by the Grantors and accepted by any Secured Party in respect of the ABL Loan Obligations or the Term Loan Obligations, as applicable.
“Collateral License” has the meaning set forth in Section 3.5(a).
“Comparable Junior Document” means, in relation to any Collateral subject to any Lien created under any Senior Document, each Junior Document which creates a Lien on the same Collateral, granted by the same Grantor.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Controlled Accounts” has the meaning set forth in Section 3.2(a)(ii).

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) in or to copyrights, database, computer software, and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.
“Credit Documents” means, collectively, the ABL Loan Documents and the Term Loan Documents.
“DIP Financing” means any ABL DIP Financing or Term Loan DIP Financing.
“Disposition”, “Disposing”, “Disposed” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition (including any sale and leaseback transaction) of any property by any Person.
“Enforcement Action” means
(a)    the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any foreclosure proceedings, or the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC or other applicable law, or the taking of any action in an attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition;
(b)    the exercise of any right or remedy provided to a secured creditor under the ABL Loan Documents or the Term Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Grantor, or other person obligated on any Collateral of any Grantor, the taking of any action or the exercise of any right or remedy in respect of the Collateral, or the exercise of any right of setoff or recoupment with respect to obligations owed to any Grantor), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of an obligation;
(c)    the Disposition by any Secured Party of all or any portion of the Collateral, by private or public sale or any other means;
(d)    a Secured Party’s solicitation of bids from third parties to conduct the Disposition of any of the Collateral;
(e)    a Secured Party’s engagement or retention of sales brokers, marketing agents, investment bankers, auctioneers, or other third parties for the purpose of, marketing or Disposing of any of the Collateral; and
(f)    the exercise of any other enforcement right relating to the Collateral (including the exercise of (i) any rights under bailee waivers, landlord waivers, collateral access agreements or similar agreements or (ii) any voting rights relating to any Equity Interests composing a portion of the Collateral) whether under the ABL Loan Documents, the Term Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise (including the commencement of applicable legal proceedings or other actions with respect to any of the Collateral to facilitate the actions described in the preceding clauses);
provided that, for the purposes hereof, (i) the notification of account debtors to make payments to the ABL Secured Party shall constitute an Enforcement Action if and only if such action is coupled with an action to take possession of all or a material portion of the ABL Priority Collateral or the commencement of any legal proceedings or actions against or with respect to any Grantor of all or a material portion of the ABL Priority

Collateral, and (ii) the transfer of funds pursuant to Account Agreements or other direction as to or application of amounts on deposit in any deposit account or securities account by the ABL Secured Party shall not, of itself, constitute an Enforcement Action.
For the avoidance of doubt, none of the following shall be deemed to be Enforcement Actions: (i) the acceleration of all or a portion of the ABL Obligations or the Term Loan Obligations in accordance with the terms of the Applicable Credit Documents, (ii) the imposition of a default rate of interest or late fee in accordance with the terms of the Applicable Credit Documents, (iii) the consent by the ABL Secured Party to a Disposition by any Borrower or any other Grantor of any of the ABL Priority Collateral, (iv) the consent by the Term Loan Secured Party to a Disposition by any Borrower or any other Grantor of any of the Term Loan Priority Collateral, (v) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection. (vi) the establishment by the ABL Secured Party of borrowing base reserves, collateral ineligibles, or other conditions for advances, (vii) the changing by the ABL Secured Party of advance rates or advance sublimits, (viii) if undertaken pursuant to an activation notice (provided for in the ABL Loan Documents), the application pursuant to “cash dominion” provisions of the ABL Loan Documents of cash, monies or other property deposited from time to time in Deposit Accounts or Securities Accounts, in each case, against the ABL Obligations pursuant to the provisions of the ABL Loan Documents, and (ix) the cessation of lending pursuant to the provisions of the ABL Loan Documents, including upon the occurrence and continuation of a default or due to the existence of an over-advance.
“Enforcement Notice” has the meaning set forth in Section 3.4(a).
“Equity Interest” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited), or if such person is a limited liability company, membership interests, and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of Property of, such partnership, but excluding debt securities convertible or exchangeable into such equity.
“Event of Default” means (a) an “Event of Default” (as such term is defined in the ABL Loan Agreement) or (b) an “Event of Default” (as such term is defined in the Term Loan Agreement), as the context may require).
“Excess ABL Claim” has the meaning set forth in the first proviso to the definition of ABL Claim.
“Excess Term Loan Claim” has the meaning set forth in the first proviso to the definition of Term Loan Claim.
“Exigent Circumstance” means an event or circumstance that materially and imminently threatens the ability of a Secured Party to realize upon all or a material portion of its Senior Collateral, such as, without limitation, fraudulent removal, concealment, destruction (other than to the extent covered by insurance), material waste or abscondment thereof.
“Fair Market Value” means, with respect to any asset (including any Equity Interests of any Person), the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the Board of Directors of Blyth or, pursuant to a specific delegation of authority by such Board of Directors or a designated senior executive officer of Blyth, or by the Board of Directors of any other Borrower or Grantor selling such asset.

“GAAP” means generally accepted accounting principles in the United States of America applied on a consistent basis.
“Grantors” means each Borrower and each other Person from time to time party to a Loan Document as a grantor of security or guarantor or co-obligor of the ABL Obligations or Term Loan Obligations.
“Governmental Authority” means any federal, state, local or foreign (whether civil, administrative, criminal, military or otherwise) court, central bank or governmental agency, tribunal, authority, instrumentality or regulatory body or any subdivision thereof or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers of or pertaining to government (including any supra‑national bodies such as the European Union or the European Central Bank).
“Insolvency Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of their respective assets, (c) except as permitted by any Loan Document, any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.
“Intellectual Property” means all rights, title and interests in or to Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.
“Internet Domain Names” means all rights, title and interests (and all related IP Ancillary Rights) in or to Internet domain names.
“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable to any Grantor or asserted by any Grantor under any of the foregoing, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.
“IP License” means all contractual obligations, whether written or oral, granting any right, title and interest in or to any Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets.
“Junior Claims” means Secured Claims held by a Secured Party, the Liens in favor of which are Junior Liens.
“Junior Documents” means, collectively, with respect to any Junior Claim, any provision pertaining to such Junior Claim in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Junior Claim.
“Junior Lien Reorganization Securities” has the meaning set forth in Section 6.5 hereof.

“Junior Liens” means the Liens on Collateral in favor of a Secured Party which under Section 2.1 are lower in priority in relation to Liens thereon in favor of a Secured Party of higher ranking priority.
“Junior Secured Parties” means the Secured Parties whose related Secured Claims are Junior Claims in relation to any other Secured Claims.
“Knowledge” means, with respect to any matter, that a senior officer of the Applicable Secured Party (a) has actual knowledge of such matter, or (b) has received a written notice from any other Secured Party as such matter in a manner reasonably required to inform the Applicable Secured Party as to such matter.
“Lenders” means, collectively, the ABL Secured Party and the Term Loan Secured Party.
“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.
“Loan Agreements” means the ABL Loan Agreement and the Term Loan Agreement.
“Loan Documents” means, collectively, the ABL Loan Documents and the Term Loan Documents.
“Maximum ABL Amount” means, as of any date of determination, (a) the sum of (i) the ABL Facility Amount, plus (ii) 20% of the ABL Facility Amount, plus (iii) the amount of all outstanding Cash Management Obligations, plus, (iv) if there is an ABL DIP Financing in accordance with the terms and conditions of this Agreement, the ABL DIP Amount, minus (b) the amount of all payments of revolving loan obligations under the ABL Loan Agreement that result in a permanent reduction of the revolving credit commitments under the ABL Loan Agreement (other than payments of such revolving loan obligations in connection with a Refinancing thereof permitted hereunder).
“Maximum Term Loan Amount” means, as of any date of determination, (a) the sum of (i) the aggregate Principal amount of the Term Loans made by the Term Loan Lender on the Closing Date (together with payment-in-kind interest, fees, costs and expenses accrued thereon, to the extent incurred not in violation of Section 5.3(b)), plus (ii) 20% of such amount, plus (iii) if there is a Term Loan DIP Financing in accordance with the terms and conditions of this Agreement, the Term Loan DIP Amount, minus (b) the aggregate amount of all Principal payments and prepayments of the Term Loans received by the Term Loan Lender (other than payments of such loan obligations in connection with a Refinancing thereof permitted hereunder).
“Mortgaged Premises” has the meaning set forth in Section 3.4(b).
“Non-Ordinary Course Payment” shall mean (X) any payment of principal in respect of the Term Loans which is made without the written consent of the ABL Secured Party which (i) constitutes a voluntary prepayment of principal except as permitted in the ABL Loan Agreement as in effect on the date hereof or (ii) constitutes a payment of principal obligations in respect of the Term Loans that have been declared due and payable due to the occurrence of an Event of Default under the Term Loan Documents; provided that a Non-Ordinary Course Payment shall not be deemed to include any scheduled principal payments, mandatory prepayments or other payments including, without limitation, Excess Cash Flow payments (as defined in the Term Loan Agreement as of the date hereof), which are by their terms due and owing under the Term Loan Documents other than as a result of the acceleration of the Term Loans or (Y) constitutes a payment of principal obligations in respect of the ABL Loans that have been declared due and payable due to the occurrence of an Event of Default under the ABL Loan Documents; provided that a Non-Ordinary Course Payment shall not be deemed to include any scheduled principal payments, mandatory prepayments or other payments, which are by their terms due and owing under the ABL Loan Documents other than as a result of the acceleration of the ABL Loans.
“Outstanding Cash Management Obligations” has the meaning set forth in Section 7.4(b) hereof.
“Pay in Full”, “Paid in Full” or “Payment in Full” means with respect to any Secured Claims, the termination of all outstanding commitments and the payment in full in cash of all such Secured Claims (other than contingent indemnification liabilities for which a claim has not been made); provided that (a) in the case of any Secured Claims with respect to outstanding Letters of Credit under and as defined in the ABL Loan Agreement, in lieu of the payment in full in cash, delivery of cash collateral or backstop letters of credit in form and substance reasonably satisfactory to the ABL Secured Party in respect thereof in compliance with the ABL Loan Documents shall constitute Payment in Full of such Secured Claims and (b) in the case of any Secured Claims with respect to cash management services or hedge agreements that by the terms of the Applicable Credit Documents are secured by the Collateral, in lieu of the payment in full in cash, delivery of cash collateral or backstop letters of credit or other arrangements in form and substance reasonably satisfactory to the applicable Secured Parties in respect thereof in compliance with such Applicable Credit Documents shall constitute Payment in Full of such Secured Claims.
“Patents” means all rights, title and interests (and all related IP Ancillary Rights) in or to letters patent and applications therefor.
“Person” or “Persons” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governmental authorities.
“Pledged Collateral” has the meaning set forth in Section 5.4 hereof.
“Plymouth Property means the Fixtures and Real Property located at 59 Armstrong Road, Plymouth, Massachusetts and being Parcel 101-000-040-004 on Plan of Land No. 09-371 recorded at Plan Book 55, Page 409, containing 18.22 acres + (includes Parcels A & B on said Plan).
“Purchase Option Event” has the meaning set forth in Section 7.4(a) hereof.
“Purchase Date” has the meaning set forth in Section 7.4(b) hereof.
“Purchase Price” has the meaning set forth in Section 7.4(b) hereof.
“Principal” means, with respect to any ABL Claim or Term Loan Claim, the principal amount of all loans (excluding the principal amount resulting from payment of interest, fees or other amounts by adding or charging such amounts to the principal amount of the ABL Obligations or Term Loan Obligations, as applicable, in accordance with the Applicable Credit Documents) and the undrawn amount of outstanding letters of credit issued under the ABL Loan Agreement or, if applicable, the Term Loan Agreement.
“Property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property, cash, securities, accounts, revenues and contract rights.
“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other Property and rights incidental to the ownership, lease or operation thereof.
“Recovery” has the meaning set forth in Section 6.7 hereof.
“Refinance” means, in respect of any indebtedness or other obligation, to refinance (including in connection with and as a result of a DIP Financing), extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness or other obligation, in exchange or replacement for, such indebtedness or other obligation in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Revolving Loans” means “Loans” as defined in the ABL Loan Agreement.
“Secured Claims” means, collectively, the ABL Claims, the Excess ABL Claims, the Term Loan Claims and the Excess Term Loan Claims.
“Secured Parties” means, collectively, the ABL Secured Party and the Term Loan Secured Party.
“Secured Party” means the ABL Secured Party or the Term Loan Secured Party, as the context may require.
“Senior Claims” means Secured Claims held by a Secured Party, the Liens in favor of which are Senior Liens.
“Senior Collateral” means (a) with respect to any Junior Secured Party in relation to a Senior Secured Party, any Collateral on which such Junior Secured Party has a Junior Lien and (b) with respect to any Senior Secured Party in relation to a Junior Secured Party, any Collateral on which such Senior Secured Party has a Senior Lien.
“Senior Documents” means, collectively, with respect to any Senior Claim, any provision pertaining to such Senior Claim in any Loan Document or any other document, instrument or certificate evidencing or delivered in connection with such Senior Claim.
“Senior Lien Reorganization Securities” has the meaning set forth in Section 6.5 hereof.
“Senior Liens” means, in respect of any Collateral, the Liens thereon in favor of a Secured Party which under Section 2.1 are higher in priority in relation to those Liens thereon in favor of a Secured Party of lower ranking priority.
“Senior Secured Parties” means the Secured Parties whose related Secured Claims are Senior Claims in relation to any other Secured Claims.

“Standstill Period” has the meaning set forth in Section 3.1(a)(ii) hereof.
“Term Loans” means “Loans” as such term is defined in the Term Loan Agreement.
“Term Loan Secured Party” has the meaning specified in the preamble to this Agreement.
“Term Loan Agreement” has the meaning set forth in the recitals to this Agreement.
“Term Loan Cash Collateral” has the meaning set forth in Section 6.1(b).
“Term Loan Claims” means (a) all Term Loan Obligations, plus (b) all interest, principal, fees, indemnities, charges and expenses accrued or accruing (or which would, absent the commencement of an Insolvency Proceeding, accrue) thereon after the commencement of an Insolvency Proceeding whether or not the claim for such interest, principal, fees, indemnities, charges and expenses is allowed or allowable as a claim in such Insolvency Proceeding, plus (c) if there is a Term Loan DIP Financing, an additional amount equal to the amount of the Term Loan DIP Financing (exclusive of the Term Loan Obligations (other than Excess Term Loan Claims) existing as of the commencement of the Insolvency Proceeding “rolled up” or paid by the Term Loan DIP Financing); provided if, at any time of determination of the amount of the Term Loan Claims, the Term Loan Obligations in respect of Principal shall exceed the Maximum Term Loan Amount, then the Term Loan Obligations in respect of such Principal (and the interest, fees, and charges that accrue with respect thereto) shall be excluded from the definition of “Term Loan Claims” for the purposes of such determination in an amount equal to the amount of such excess (such excluded amount being the “Excess Term Loan Claims”). To the extent any payment with respect to the Term Loan Claims or Excess Term Loan Claims (whether by or on behalf of any Grantor, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.
“Term Loan DIP Amount” means, after the commencement of an Insolvency Proceeding with respect to any Grantor, up to 10% of the Term Loan Facility Amount.
“Term Loan DIP Conditions” has the meaning set forth in Section 6.1(b).
“Term Loan DIP Financing” has the meaning set forth in Section 6.1(b).
“Term Loan Documents” means “Loan Documents” (as such term is defined in the Term Loan Agreement).
“Term Loan Facility Amount” means $35,000,000, which is the amount of the “Term Loan Commitment” as defined in the Term Loan Agreement, as in effect on the date hereof.
“Term Loan Obligations” means “Obligations” (as such term is defined in the Term Loan Agreement).
“Term Loan Priority Collateral” means
(a)    all Equipment;
(b)    all Goods (other than Inventory);

(c)    all Fixtures and Real Property (other than the Plymouth Property which shall be expressly excluded from this definition);
(d)    all Intellectual Property;
(e)    all intercompany indebtedness, except to the extent constituting ABL Priority Collateral;
(f)    all Equity Interests;
(g)    all Investment Property and Instruments (other than Investment Property and Instruments described in clause (c) of the definition of ABL Priority Collateral);
(h)    all General Intangibles, claims (including Commercial Tort Claims) and causes of action (other than General Intangibles, claims (including Commercial Tort Claims) and causes of action described in clause (e) of the definition of ABL Priority Collateral);
(i)    all other Collateral other than ABL Priority Collateral; and
(j)    all substitutions, replacements, accessions, products or Proceeds (including, without limitation, insurance Proceeds as a result of a casualty event or otherwise and all property or money resulting from the sale) of any of the foregoing.
provided, however, that, (i) any Collateral, regardless of type, received in exchange for ABL Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the ABL Loan Documents and this Agreement shall be treated as ABL Priority Collateral under this Agreement; (ii) any Collateral, regardless of type, received in exchange for Term Loan Priority Collateral pursuant to an Enforcement Action in accordance with the terms of the Term Loan Documents and this Agreement shall be treated as Term Loan Priority Collateral under this Agreement; (iii) for the avoidance of doubt, the Plymouth Property is expressly part of the ABL Priority Collateral and (iv) any Equipment or Real Property purchased in the ordinary course of business shall be treated as Term Loan Priority Collateral under this Agreement.
“Term Loan Security Documents” means “Security Documents” (as such term is defined in the Term Loan Agreement).
“Trademarks” means all rights, title and interests (and all related IP Ancillary Rights) in or to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill of the business connected with the use of, and symbolized by, such Trademark, all registrations and recordations thereof and all applications therefor.
“Trade Secrets” means all rights, title and interest (and all related IP Ancillary Rights) in or to trade secrets.
“Undrawn Availability” means, at any time of determination, the Availability at such time less the then outstanding Revolving Loans and LC Outstandings.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iii) all references herein to Exhibits or Sections shall be construed to refer to Exhibits or Sections of this Agreement and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
1.3    UCC Terms. Capitalized terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined) including: “account”, “account debtor”, “chattel paper”, “commercial tort claim”, “commodities account”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “inventory”, “investment property”, “letter-of-credit right”, “payment intangibles”, “proceeds” (but in any event shall include whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or Disposed of, whether voluntarily or involuntarily), “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.
Section 2.    Lien Priorities.
2.1    Lien Subordination.
(a)    Notwithstanding (i) the date, manner or order of grant, attachment or perfection of any Junior Lien in respect of any Collateral or of any Senior Lien in respect of any Collateral, (ii) any provision of the UCC, any applicable law, any Collateral Document or any Loan Document, or (iii) whether the ABL Secured Party or the Term Loan Secured Party, in each case, whether directly or through agents, holds possession of, or has control over, all or any part of the Collateral, each Secured Party, hereby agrees that:
(A)    (x) any Lien of the ABL Secured Party on the ABL Priority Collateral, whether now or hereafter held by or on behalf of or purported to be held by or on behalf of the ABL Secured Party or any agent, or trustee or bailee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, and whether or not such Lien is subordinated to any Lien securing any other obligation, shall be and shall remain senior and prior to any Lien of the Term Loan Secured Party on the ABL Priority Collateral and (y) any Lien on such ABL Priority Collateral now or hereafter held or purported to be held by or on behalf of the Term Loan Secured Party or any agent or trustee therefor securing any Term Loan Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens thereon that secure any ABL Claims; and
(B)    (x) any Lien of the Term Loan Secured Party on the Term Loan Priority Collateral, whether now or hereafter held by or on behalf of or purported to be held by or on behalf of the Term Loan Secured Party or any agent, or trustee or bailee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, and whether or not such Lien is subordinated to any Lien securing any other obligation, shall be and shall remain senior and prior to any Lien of the ABL Secured Party on the Term Loan Priority Collateral and (y) any Lien on such Term Loan Priority Collateral now or hereafter held or purported to be held by or on behalf of the ABL Secured Party or any agent or trustee therefor securing any ABL Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens thereon that secure any Term Loan Claims.
(b)    It is acknowledged and agreed that (i) all or a portion of the ABL Claims consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and (ii) subject to the limitations set forth in this Agreement and the applicable Senior Documents, the ABL Claims, Excess ABL Claims, Term Loan Claims and Excess Term Loan Claims may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (subject to Section 5.3) or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the Secured Parties.
(c)    All Liens with respect to the Senior Collateral securing any Senior Claims shall be and remain senior in all respects and prior to all Liens with respect to the Senior Collateral securing any Junior Claims for all purposes, whether or not such Liens securing any Senior Claims are subordinated to any Lien securing any other obligation of any Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the Senior Documents, or as contemplated in Section 6.1).
(d)    The ABL Secured Party and the Term Loan Secured Party hereby agree that the terms of this Agreement, including the priorities and subordination set forth above in this Section 2.1, shall govern notwithstanding (i) that all or part of the ABL Claims, Excess ABL Claims, Term Loan Claims and Excess Term Loan Claims are determined or deemed unenforceable or invalidated or that any Liens granted or purported to be granted securing payment and performance of all or part of the ABL Claims, Excess ABL Claims, Term Loan Claims or Excess Term Loan Claims are not perfected or are determined or deemed to be void, invalid or lapsed or subordinated, avoided, disallowed or otherwise ineffective, in each case in any judicial proceeding or otherwise or (ii) any other circumstance of any kind or nature whatsoever.
2.2    Prohibition on Contesting Liens. Each of the Senior Secured Party and Junior Secured Party agrees that neither shall (and each hereby waives any right to) contest or support any other Person in contesting the priority, validity or enforceability of a Lien held by or on behalf of such other Secured Party in the Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Lender to enforce this Agreement, including the priority of the Liens provided in Sections 2.1.
2.3    No New Liens. Each Grantor hereby agrees not to grant, or to permit any of its Subsidiaries to grant, except as permitted by the Loan Agreements, any Lien on any of its respective assets securing any Secured Claims, to any Person other than the Applicable Secured Parties, subject to the priorities set forth in Section 2.1. Subject to Section 6, each Secured Party agrees not to accept the grant of any Lien on any of the Grantors’ assets unless the other Secured Party has been granted a similar Lien on such assets, subject to the Lien priority set forth in Section 2.1 and other terms hereof; provided, however, that Liens granted to ABL Secured Party in connection with (a) the pledge of the stock of any foreign Subsidiary in excess of 65% of such stock and (b) securing only the Swiss subline shall not be required to be pledged to the Term Lender and shall not be subject to the provisions of this Section 2.3. To the extent that the foregoing provisions are not complied with for any reason, each Secured Party, on behalf of the Applicable Secured Party, agrees (without the need for any further consent of any Grantor) to the extent applicable that it shall be deemed to also hold and have held such Lien as agent or bailee for the benefit of each other Secured Party as security for the Secured Parties represented by such other Secured Party (subject to the Lien priority set forth in Section 2.1 and the other terms hereof) and shall promptly notify the other Secured Party in writing of the existence of such Lien upon becoming aware thereof (but shall have no liability for failing to provide such notice).
2.4    Similar Liens and Agreements. Except as set forth in Section 2.3, each Secured Party agrees that it is its intention that, although the Liens securing their respective claims are separate and distinct, the Collateral securing the ABL Obligations and Term Loan Obligations be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
(a)    upon request by any other Secured Party, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the applicable Loan Documents; and
(b)    that, subject to the provisions in Section 2.3 above, the documents and agreements creating or evidencing the Collateral, and guarantees related thereto, in each case, with respect to the ABL Obligations and the Term Loan Obligations shall be in all material respects the same forms of documents other than with respect to the lien priority of the obligations thereunder.
2.5    No Debt Subordination. Subject to the provisions of Section 4.2, nothing contained in this Agreement is intended to subordinate any claim for payment by a holder of Junior Claims to a claim for payment by a holder of Senior Claims so long as such receipt is not the direct or indirect result of the exercise by the Applicable Secured Party of rights or remedies as a secured creditor or enforcement of any Lien held by such Secured Party in contravention of this Agreement .
2.6    Separate Liens. Each of the parties hereto acknowledges and agrees that (a) the grants of Liens pursuant to the Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Secured Claims of any Class in respect of any Collateral are fundamentally different from the Secured Claims of any other Class in respect of such Collateral, and the Secured Claims of different Classes in respect of any Collateral must be separately classified in any Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that, in respect of any Collateral, the Secured Claims in respect of such Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Junior Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were two separate classes in seniority of secured claims against the Grantors in respect of any Collateral (with the effect that, to the extent that the aggregate value of the Senior Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Junior Secured Parties with respect to the Senior Collateral, with the Junior

Secured Parties hereby acknowledging and agreeing to turn over to the Senior Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).
Section 3.    Enforcement.
3.1    Exercise of Remedies.
(a)    Prior to the Payment in Full of the Senior Claims in respect of any Senior Collateral, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, with respect to such Senior Collateral:
(i)    the Senior Secured Parties shall have the exclusive right to take or cause to be taken any Enforcement Action and make determinations regarding release, Disposition (including under §363(f) of the Bankruptcy Code) or restrictions with respect to such Senior Collateral without any consultation with, or the consent of any Junior Secured Party, which rights shall include, without limitation, the rights of an agent appointed by the Senior Secured Party to sell or otherwise dispose of Senior Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction; and
(ii)    no Junior Secured Party shall (A) take or cause to be taken any Enforcement Action against any Senior Collateral, (B) object to any Enforcement Action brought by any Senior Secured Party or any other exercise of any rights and remedies relating to such Senior Collateral under the Senior Documents or otherwise, or (C) object to the forbearance by any of the Senior Secured Parties from bringing or pursuing any Enforcement Action; provided that if (x) a payment default exists with respect to the Junior Claims or (y) an Acceleration Event has occurred with respect to the Junior Documents of any holder of a Junior Lien, and subject at all times to the provisions of Sections 2.1 and 4, after a period of 150 days has elapsed during which such payment default shall not have been cured or such Acceleration Event shall not have been rescinded or waived in accordance with the applicable Junior Documents, as applicable (the “Standstill Period”), which Standstill Period shall commence on the date of receipt by the applicable Senior Secured Party of written notice from the applicable Junior Secured Party of the occurrence of such payment default or Acceleration Event, the Junior Secured Party may take Enforcement Action with respect to any Senior Collateral upon 5 Business Days’ prior written notice to the Senior Secured Party (which notice may be given prior to the completion of the Standstill Period), but only if the Senior Secured Party is not diligently pursuing an Enforcement Action with respect to all or any material portion of the Senior Collateral; provided, that (1) any Senior Collateral or any proceeds of Senior Collateral received by the Junior Secured Party in connection with the enforcement of such Lien shall be applied in accordance with Section 4 and (2) nothing in this Section 3.1(a)(ii) shall be construed to authorize the Junior Secured Party to sell any Senior Collateral free of the Lien of the Senior Secured Party.
(b)    In exercising rights and remedies with respect to any Senior Collateral, the Senior Secured Party shall, except as otherwise expressly provided herein (including paragraph (a) above), have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid its debt) and make determinations regarding the release, Disposition, or restrictions with respect to the Senior

Collateral; provided, that (x) to the extent a purchase notice pursuant to Section 7.4 has been delivered in accordance with such section and so long as no Exigent Circumstances exist, no ABL Secured Party shall commence or continue any Enforcement Action (other than collection of accounts receivable and other actions permitted under the ABL Documents when no Event of Default exists thereunder) without the consent of the Term Loan Secured Party and, further, the ABL Secured Party agrees to provide prompt notice (in reasonable detail) of such Exigent Circumstance to the Term Loan Secured Party and agrees to consult with the Term Loan Secured Party prior to the commencement of any Enforcement Action with respect to any Senior Collateral based on such Exigent Circumstances; provided that, the restriction on Enforcement Action by the ABL Secured Party under this clause (x) shall terminate if the purchase and sale contemplated in Section 7.4 shall not be closed in accordance with the provisions thereof.
(c)    Notwithstanding the limitations set forth in Section 3.1(a) above, each Junior Secured Party may:
(i)    file a claim or statement of interest with respect to the Junior Claims; provided that an Insolvency Proceeding has been commenced by or against any Borrower or any other Grantor;
(ii)    take any action (not adverse to the priority status of the Senior Liens on the Senior Collateral securing any Senior Claims, or the rights of the Senior Secured Party of the highest Class to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Junior Lien on the Senior Collateral;
(iii)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of its claims including any claims secured by the Senior Collateral, if any, in each case in accordance with the terms of this Agreement;
(iv)    vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, not inconsistent with the terms of this Agreement;
(v)    present a cash only bid at any Section 363 of the Bankruptcy Code hearing or with respect to any other Disposition of Senior Collateral; and
(vi)    join in the enforcement actions commenced by the applicable Senior Secured Parties in respect of the Senior Collateral to the extent that such Senior Secured Party reasonably determines that by joining in such action such Junior Secured Party will not delay, interfere with or otherwise prejudice the rights of the applicable Senior Secured Parties.
(d)    (A) Subject to Sections 3.1(a) and (b), each Junior Secured Party agrees that it will not take any action that would hinder any exercise of remedies by the Senior Secured Party under the Senior Documents or that is otherwise prohibited hereunder, including, to the extent prohibited hereunder, any sale, lease, exchange, transfer or other disposition of the Senior Collateral, whether by foreclosure or otherwise.
(vii)    To the extent that the Senior Secured Party acts in accordance with the terms of the Senior Documents and applicable law, each Junior Secured Party hereby (A) waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the Senior Secured Party seeks to enforce or collect its Senior Claims or the Senior Liens securing its Senior Claims granted in any of the Senior Documents and (B) consents to all such actions, including, without limitation, the exclusive right of such Senior Secured Parties to credit bid with respect to any disposition solely of its Senior Collateral; and
(viii)    Each Junior Secured Party hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Senior Secured Party with respect to the Senior Collateral as set forth in this Agreement and the Senior Documents.
3.2    Tracing of and Priorities in Proceeds.
(a)    Each Secured Party agrees that prior to the commencement of (i) any Enforcement Action by any Secured Party or (ii) an Insolvency Proceeding in respect of any Grantor, any proceeds of Collateral which are used by any Grantor to acquire other property which is Collateral shall not (as among the various Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired.
(b)    Notwithstanding anything to the contrary in this Agreement, each of the Secured Parties agrees that after the earliest of (i) receipt of written notice of the commencement of any Enforcement Action by any other Secured Party and (ii) an Insolvency Proceeding in respect of any Grantor, each such Person shall cooperate in good faith to identify the proceeds of the ABL Priority Collateral and the Term Loan Priority Collateral, as the case may be. Each of the ABL Secured Party and the Term Loan Secured Party may request from each other, from time to time, an accounting of the identification of the proceeds of Collateral (and the ABL Secured Party and the Term Loan Secured Party, as the case may be, upon which such request is made shall deliver such accounting (to the extent reasonably available) reasonably promptly after such request is made).
3.3    Exercise of Remedies as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, to the extent not inconsistent with or in contravention of the terms of this Agreement, each Junior Secured Party may exercise its rights and remedies as an unsecured creditor against the Grantors in accordance with the terms of the applicable Junior Documents and applicable law. In the event any Junior Secured Party in respect of any Collateral becomes a judgment lien creditor in respect of such Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subordinated to any Lien on such Collateral securing any Senior Claim in respect of such Collateral on the same basis and to the same extent as the Liens on such Collateral securing such Junior Secured Party’s Claims are subordinated to the Liens on such Collateral securing such Senior Claim under this Agreement.
3.4    Collateral Access Rights.
(a)    Subject and in addition to the restrictions on exercise of remedies contained in Section 3.1, (i) the Term Loan Secured Party agrees that it will not sell any Collateral (including, without limitation, any Term Loan Priority Collateral) in foreclosure of its Liens thereon unless it has given the ABL Secured Party written notice of its intent to take Enforcement Action (an “Enforcement Notice”) with respect thereto at least 10 Business Days prior thereto of its intention to foreclose on such Liens, and (ii) the ABL Secured Party agrees that it will not sell any Collateral (including, without limitation, any ABL Priority Collateral) in foreclosure of its Liens thereon unless it has given the Term Loan Secured Party an Enforcement Notice with respect thereto at least 10 Business Days prior thereto of its intention to foreclose on such Liens.

(b)    If any Term Loan Secured Party or any of their respective agents or representatives obtains possession or physical control of any of any Term Loan Priority Collateral consisting of Real Property or equipment located therein (collectively, the “Mortgaged Premises”) such Term Loan Secured Party, as applicable, will promptly notify in writing the ABL Secured Party of that fact and the ABL Secured Party shall, within 5 Business Days thereafter, notify in writing the Term Loan Secured Party as to whether (or not) the ABL Secured Party desires to exercise access rights under this Agreement, at which time the parties shall confer in good faith to coordinate with respect to the ABL Secured Party’s exercise of such access rights. Access rights may apply to differing parcels of Mortgaged Premises at differing times (i.e., such Term Loan Secured Party may obtain possession of one location at a different time than it obtains possession of other properties), in which case, a differing Access Period may apply to each such property or location.
(c)    Upon delivery of written notice to the Term Loan Secured Party as provided in clause (b) above with respect to the applicable Mortgaged Premises, the Access Period shall commence for the subject parcel of Mortgaged Premises. During the Access Period, the ABL Secured Party and its agents, representatives and designees shall have a non-exclusive right to have access to, and a rent free right to use, the Term Loan Priority Collateral for the purpose of arranging for and effecting the inspection, safeguarding, disposition, completion, collection or removal of ABL Priority Collateral, including the production, completion, packaging and other preparation or removal of such ABL Priority Collateral for disposition and/or the removal or copying of books and records relating to ABL Priority Collateral at that location and/or protecting the ABL Priority Collateral. During any such Access Period, the ABL Secured Party and its agents, representatives and designees, may continue to operate, service, maintain, process and sell the ABL Priority Collateral, as well as to engage in bulk sales or auctions of ABL Priority Collateral at the Mortgaged Premises. The ABL Secured Party shall take reasonable care and promptly repair or replace, as is reasonable, any damaged (ordinary wear-and-tear excepted) Term Loan Priority Collateral that is used by it during the Access Period to the extent such damage is caused by it or its agents, representatives or designees and comply with all applicable laws in connection with its use or occupancy of the Mortgaged Premises and the other Term Loan Priority Collateral. The ABL Secured Party shall indemnify and hold harmless the Term Loan Secured Party from and against (a) any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by any third party to the extent resulting from any acts or omissions by the ABL Secured Party, or any of its agents or representatives, in connection with the exercise by the ABL Secured Party of the rights of access set forth in this Section 3.4; except that, the ABL Secured Party shall not have any obligation under this Section 3.4 to indemnify the Term Loan Secured Party with respect to a matter covered hereby to the extent directly resulting from the gross negligence or willful misconduct of the Term Loan Secured Party, as determined pursuant to a final, non-appealable judgment of a court of competent jurisdiction. During the actual occupation, use and/or control by the ABL Secured Party, its agents or representatives, of any Mortgaged Premises during the Access Period, the ABL Secured Party shall be obligated to pay to the Term Loan Secured Party (for the account of the Grantors to be paid directly to the Term Loan Priority Account unless otherwise specified in writing from time to time by the Term Loan Secured Party) all utilities, taxes and all other reasonable out of pocket maintenance and operating costs of such Mortgaged Property (or, if not occupied in full by the ABL Secured Party, the proportional amount thereof based on the portion of such Mortgaged Property occupied by the ABL Secured Party) during any such period of actual occupation, use and/or control by the ABL Secured Party. In no event shall the ABL Secured Party have any liability to the Term Loan Secured Parties hereunder as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Mortgaged Premises or other Collateral existing prior to the date of the exercise of its access rights under this Agreement nor for any diminution in the value of the Mortgaged Premises caused by the absence of the ABL Priority Collateral therefrom. The ABL Secured Party, on the one hand, and the Term Loan Secured Party, on the other hand, will cooperate and use reasonable efforts to ensure that their activities during the Access Period as described above do not interfere materially with the activities of the others as described above, including the rights of the Term Loan Secured Party with respect to the applicable Term Loan Priority Collateral to commence foreclosure on such Term Loan Priority Collateral or to show the Term Loan Priority Collateral to prospective purchasers and to ready the Term Loan Priority Collateral for sale.
(d)    If any order or injunction is issued or any stay in force which prohibits the ABL Secured Party from exercising any of its access rights with respect to the applicable Term Loan Priority Collateral, then at the ABL Secured Party’s written request, the Access Period will be stayed during the period of such prohibition and upon the termination, expiration or vacation of such prohibition, the Access Period will continue thereafter for the number of days remaining in the Access Period (calculated without reference to the days during which such prohibition was in effect).
Failure to give any notice by any Secured Party to any other Secured Party under this Section 3.4 shall not impair or affect the enforceability of this agreement or validity of notice against any Grantor.
3.5    Collateral License/Access to Information.
(a)    For the purpose of enabling the ABL Secured Party, during the continuance of an Event of Default under the ABL Loan Agreement, to the extent reasonably necessary in the good faith determination of the ABL Secured Party to exercise rights and remedies hereunder or under any ABL Loan Document at such time as the ABL Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor by its acknowledgment of this Agreement hereby (i) grants to the ABL Secured Party, to the fullest extent of the Grantors’ rights to grant a license or sublicense thereof, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use any of the furniture, equipment, general intangibles, instruments, documents and Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof (collectively, the “Collateral License”) to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any ABL Priority Collateral in any lawful manner solely in connection with any Enforcement Action and (ii) agrees that none of the ABL Secured Party or any agent or representative thereof shall be required, prior to disposing of or as a condition to the disposition of all or any portion of the Collateral during the exercise of remedies during the continuance of an Event of Default under the ABL Loan Agreement, to remove, deface or otherwise dispose of any trademark or other Intellectual Property of the Grantors that may be printed upon, stamped upon, adhered to by application of stickers or otherwise or otherwise incorporated as part of any Collateral.
(b)    The Term Loan Secured Party hereby grants (to the full extent of its rights and interests), and consents to the grant by any Grantor, to the ABL Secured Party and its agents, representatives and designees, in each case, without any representation, warranty or obligation whatsoever, the Collateral License (which will be binding on any successor or assignee of the Intellectual Property).
(c)    If any Secured Party takes actual possession of any documentation of a Grantor relating to any Collateral (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of any Secured Party), then upon request of any other Secured Party and reasonable advance written notice, the applicable Secured Party with possession will permit the other Secured Party and its respective agents, representatives and designees to inspect and copy such documentation and to remove copies of such documentation to the extent not also then required by the Applicable Secured Party with possession.

Section 4.    Payments.
4.1    Application of Proceeds.
(c)    Proceeds of ABL Priority Collateral Following an Enforcement Action. Any ABL Priority Collateral or proceeds thereof received (i) in connection with any Secured Party exercising an Enforcement Action or as otherwise provided in Section 4.2 below , (ii) pursuant to Section 6.1(c) or (iii) in connection with any Insolvency Proceeding (including amounts distributed on account of a Lien on such ABL Priority Collateral or proceeds thereof) shall be applied: first, to the payment of the ABL Claims in accordance with the terms of the ABL Loan Documents until the ABL Claims have been Paid in Full; second to the payment of Term Loan Claims in accordance with the terms of the Term Loan Documents until the Term Loan Claims have been Paid in Full; third to the payment of Excess ABL Claims in accordance with the terms of the ABL Loan Documents until the Excess ABL Claims have been Paid in Full; fourth, to the payment of Excess Term Loan Claims in accordance with the terms of the Term Loan Documents until the Excess Term Loan Claims have been Paid in Full; and fifth, the balance, if any, to the Grantors or as a court of competent jurisdiction may direct.
(d)    Proceeds of Term Loan Priority Collateral Following a Enforcement Action. Any Term Loan Priority Collateral or proceeds thereof received (i) in connection with any Secured Party exercising an Enforcement Action or as otherwise provided in Section 4.2 below, (ii) pursuant to Section 6.1(d) or (iii) in connection with any Insolvency Proceeding (including amounts distributed on account of a Lien on such Term Loan Priority Collateral or proceeds thereof) shall be applied: first, to the payment of the Term Loan Claims in accordance with the terms of the Term Loan Documents until the Term Loan Claims have been Paid in Full; second, to the payment of the ABL Claims in accordance with the terms of the ABL Loan Documents until the ABL Claims have been Paid in Full; third, to the payment of Excess Term Loan Claims in accordance with the terms of the Term Loan Documents until the Excess Term Loan Claims have been Paid in Full; fourth, to the payment of Excess ABL Claims in accordance with the terms of the ABL Loan Documents until the Excess ABL Claims have been Paid in Full; and fifth, the balance, if any, to the Grantors or as a court of competent jurisdiction may direct.
(c)    Notwithstanding the foregoing, prior to the exercising of an Enforcement Action, it is agreed that insurance proceeds shall be (i) if there are ABL Obligations (including letters of credit) outstanding under the ABL Loan Agreement and Term Loan Obligations outstanding under the Term Loan Agreement, given to the Secured Party having the senior position on the relevant Collateral to be applied in accordance with the applicable Loan Agreement (or in the case of proceeds in excess of the Maximum ABL Amount or Maximum Term Loan Amount, as applicable, pursuant to Section 4.1(a) or 4.1(b) as if an Enforcement Action had occurred) and (ii) if there are ABL Obligations (including letters of credit) or Term Loan Obligations, as applicable outstanding under either, but not both, of the Loan Agreements, given to the Secured Party with ABL Obligations or Term Loan Obligations outstanding under the respective Loan Agreement to be applied in accordance with the terms of such Loan Agreement; provided, however, that business interruption insurance proceeds shall be paid over to the ABL Secured Party to be applied in accordance with the terms of the ABL Loan Agreement.
4.2    Payments Over. Unless and until all Secured Claims shall have been Paid in Full, (a) any Non-Ordinary Course Payment, other payment or other distribution or transfer of property or assets received by any party hereto at any time in contravention of this Agreement and (b) any Senior Collateral or proceeds thereof, or any payment or other distribution or transfer of property or assets received by any

Junior Secured Party from proceeds of any Senior Collateral received in connection with an Enforcement Action, shall be segregated and held in trust (and such Junior Secured Party shall (subject to applicable laws) hold such Collateral, proceeds, payment or other distribution or transfer of property or assets in a segregated trust account and to otherwise prevent commingling with any other Collateral or any proceeds thereof) and forthwith paid over to the Senior Secured Parties for application (irrespective , in the case of clause (a) immediately above of whether or not in connection with an Enforcement Action) in accordance with Section 4.1 above in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Each Secured Party is hereby authorized to make any such endorsements as agent for any such Person. This authorization is coupled with an interest and is irrevocable.
4.3    Allocation of Certain Proceeds. In the event that proceeds of Collateral (including proceeds received with respect to any insurance policies covering the Senior Collateral) are received in connection with a Disposition of Collateral that directly or indirectly involves a combination of ABL Priority Collateral and Term Loan Priority Collateral, the ABL Secured Party and the Term Loan Secured Party shall use commercially reasonable efforts to allocate the proceeds received in connection with a Disposition of such Collateral to the ABL Priority Collateral and Term Loan Priority Collateral. If the ABL Secured Party and the Term Loan Secured Party are unable to agree on such allocation within ten (10) days (or such other period of time to which the ABL Secured Party and the Term Loan Secured Party mutually agree) of the consummation of such Disposition, either Secured Party may apply to a court of competent jurisdiction to make a determination as to the allocation of such proceeds, and the court’s determination will be binding upon the parties.
Section 5.    Other Agreements.
5.1    Releases.
(b)    If any Senior Secured Party shall release their Liens (or such Liens are released by operation of law) on any part of the Senior Collateral:
(ix)    in connection with any Enforcement Action permitted under this Agreement; or
(x)    that is subject to a Disposition (other than in connection with an Enforcement Action) permitted by the Senior Documents of such Senior Secured Party (or pursuant to a valid waiver or consent to a transaction otherwise prohibited by such Senior Documents); provided that (x) the proceeds thereof are applied in accordance with Section 4.1 hereof (as if they were proceeds received in connection with an Enforcement Action), (y) such Disposition occurs prior to the Payment in Full of the Senior Claims held by such Senior Secured Party and (z) if the Disposition is prohibited by any provision of the Loan Agreement of the Junior Secured Parties, the consent of the Junior Secured Parties is received unless (I) such Disposition occurs during the continuation of any Event of Default under the Loan Agreement of the Senior Secured Parties or (II) such Disposition is solely as a result of the existence of an Event of Default under the Loan Agreement of the Junior Secured Parties, then in each case of clauses (i) and (ii) above, the Liens, if any, of the Junior Secured Parties on such part of the Collateral shall be automatically, unconditionally and simultaneously released.

(c)    The applicable Junior Secured Party, shall promptly execute and deliver to the applicable Senior Secured Party such termination and partial release statements and such other documents as such Senior Secured Party shall reasonably request to evidence such release or subordination.
(d)    The Junior Secured Party shall be deemed to have consented under the Junior Documents to such Disposition to the same extent as the consent of the Senior Secured Party.
(e)    The Liens of Junior Secured Party, in accordance with the provisions of applicable law, shall automatically attach to any proceeds of any Senior Collateral subject to any such Disposition to the extent not used to repay Senior Claims.
(f)    Until the Payment in Full of the Senior Claims, each Junior Secured Party hereby irrevocably constitutes and appoints the applicable Senior Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Junior Secured Party or such holder or in the applicable Senior Secured Party’s own name, from time to time in such Senior Secured Party’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to effectively confirm any such release or otherwise accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release or any termination statements.
(g)    The Senior Secured Party shall have the exclusive right to make determinations regarding the release or Disposition of any Senior Collateral pursuant to the terms of the applicable Senior Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of, or notice to the Junior Secured Party except as otherwise provided in this Agreement.
5.2    Insurance. All proceeds of any insurance policy and any condemnation proceeds or payments with respect to a deed in lieu of condemnation shall be applied in accordance with Section 4.1. Until the Payment in Full of the ABL Claims, the ABL Secured Party shall have the sole and exclusive right, as against the other Secured Parties, to adjust settlement of insurance claims compensating for the loss, theft or destruction of ABL Priority Collateral. Until the Payment in Full of the Term Loan Claims, the Term Loan Secured Party shall have the sole and exclusive right, as against the other Secured Parties, to adjust settlement of insurance claims compensating for the loss, theft or destruction of Term Loan Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Term Loan Priority Collateral, the ABL Secured Party and the Term Loan Secured Party will cooperate, and work jointly and in good faith, to agree on the collection, adjustment and settlement of such claim. If any insurance claim includes both ABL Priority Collateral and Term Loan Priority Collateral and the insurer will not settle such claim separately with respect to ABL Priority Collateral and Term Loan Priority Collateral, if the ABL Secured Party and the Term Loan Secured Party are unable after negotiating in good faith to agree on the settlement for such claim, either Secured Party may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination will be binding upon the parties.
5.3    Amendments to Credit Documents; Refinancings; Legend.
(d)    Amendments to ABL Loan Documents. The ABL Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their respective terms, and the ABL Obligations may be Refinanced with replacement ABL Obligations, in each case, without notice to, or the consent of Term Loan Secured Party, all without affecting the Lien subordination or other provisions of this Agreement; provided, that the holders of any Refinancing debt bind themselves in a joinder agreement reasonably acceptable to the Secured Parties and addressed to the Secured Parties (other than the Secured Party representing such holders), to the terms of this Agreement; and provided, further, that any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing (except for an ABL DIP Financing deemed consented to by Term Loan Secured Party pursuant to Section 6.1(a) hereof and that is consistent with the priorities provided for in this Agreement) of the ABL Loan Documents shall not, without the consent of the Term Loan Secured Party:
(i)    contravene the provisions of this Agreement; or
(ii)    result in the sum of (1) the aggregate Principal amount of ABL Claims outstanding under the ABL Loan Documents, plus (2) the unused portion of the Revolver Commitment under the ABL Loan Documents, plus (3) the aggregate face amount of all letters of credit issued or deemed issued and outstanding under the ABL Loan Documents (in the case of each of the foregoing clauses (1), (2) and (3), as determined after giving effect to such amendment, modification or waiver) exceeding the Maximum ABL Amount; or
(iii)    increase the “LIBOR Rate”, “Base Rate” or similar component of the interest rate (whether in cash or in kind) by more than 3.00% per annum (the “ABL Rate Cap”); provided that (A) the following shall be deemed to be increases in interest rate for purposes of calculating the ABL Rate Cap: (I) any imposition or increase in any LIBOR “floor” or in any base rate “floor,” in each case only to the extent such imposition or increase actually increases the interest rate that would be applicable on the date of determination, and (II) any increase to the default rate at the time of any amendment to the ABL Loan Agreement or any Refinancing of the ABL Loan Agreement and (B) the following shall be deemed not to be increases in interest rate for purposes of calculating the ABL Rate Cap: (I) the accrual of interest at the default rate of interest originally contained in the ABL Loan Agreement, (II) any amendment, forbearance, waiver or consent related fees and expenses payable in the event of an amendment, amendment and restatement, replacement, supplement, modification or Refinancing, (III) fluctuations in any “base” rate or component or other underlying reference rate of such interest rate and (IV) arrangement, commitment, underwriting, structuring, amendment or other fees and expenses or any upfront fees or any original issue discount (“OID”) paid in connection with a Refinancing in excess of those paid on the effective date of the ABL Loan Agreement paid or payable to any agent, arranger, underwriter, trustee or similar Person in their respective capacities as such; or
(iv)    modify or add any covenant or event of default under the ABL Loan Documents that directly restricts Borrowers or their subsidiaries from making payments of the Term Loan Claims and Excess Term Loan Claims that would otherwise be permitted under the ABL Loan Documents as in effect on the date hereof; or
(v)    amend or modify the prepayment provisions of the ABL Loan Agreement that require mandatory prepayments or permanent reductions of the commitments thereunder to increase the amount or frequency of such required prepayments or permanent reductions; or
(vi)    amend or modify the definition of “Undrawn Availability”; or
(vii)    reserved;

(viii)    except as otherwise contemplated or required by the ABL Loan Documents (as in effect on the date hereof) and except in connection with any ABL DIP Financing permitted hereunder, contractually subordinate the Lien on all or substantially all of the ABL Priority Collateral to the Lien of any other creditor on the ABL Priority Collateral; or
(ix)    other than as imposed in connection with and as a result of the existence of an Event of Default under the ABL Loan Agreement, change or add any negative covenant, financial maintenance covenant or event of default in the ABL Loan Agreement or any other ABL Loan Document (in each case, as in effect on the date hereof) in a manner that is more restrictive taken as a whole with all such changes or additions (unless such changes or additions made otherwise than in connection with and as a result of the existence of such Event of Default under the ABL Loan Agreement are accompanied by corresponding changes or additions in the Term Loan Documents (maintaining any appropriate cushions consistent with those in existence as of the date hereof); provided, that the foregoing shall not restrict the ABL Secured Party’s ability to (i) make protective advances and overadvances (in each case subject to the limits set forth in the defined term Maximum ABL Amount) as provided for in the ABL Loan Agreement as in effect on the date hereof, or (ii) implement or release reserves against the “borrowing base” under the ABL Loan Agreement in good faith or to determine eligibility in connection therewith as contemplated by the ABL Loan Agreement as in effect on the date hereof.
(e)    Amendments to Term Loan Documents. The Term Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified in accordance with their terms and the Term Loan Obligations may be Refinanced with replacement Term Loan Obligations, in each case, without notice to, or the consent of, the ABL Secured Party, all without affecting the Lien subordination or other provisions of this Agreement; provided, that the holders of any Refinancing debt bind themselves in a joinder agreement reasonably acceptable to the Secured Parties and addressed to the Secured Parties (other than the Secured Party representing such holders), to the terms of this Agreement; and provided, further, that any such amendment, restatement, amendment and restatement, supplement, modification or Refinancing (except for a Term Loan DIP Financing deemed consented to by ABL Secured Party pursuant to Section 6.1(b) hereof and that is consistent with the priorities provided for in this Agreement) of the Term Loan Documents shall not, without the consent of the ABL Secured Party:
(i)    contravene the provisions of this Agreement; or
(ii)    result in the aggregate Principal amount of Term Loan Claims outstanding under the Term Loan Documents (as determined after giving effect to such amendment, modification or waiver) exceeding the Maximum Term Loan Amount; or
(iii)    increase the “LIBOR Rate”, “Base Rate” or similar component of the interest rate (whether in cash or in kind) by more than 3.00% per annum (the “Term Loan Rate Cap”); provided that (A) the following shall be deemed to be increases in interest rate for purposes of calculating the Term Loan Rate Cap: (I) any imposition or increase in any LIBOR “floor” or in any base rate “floor,” in each case only to the extent such imposition or increase actually increases the interest rate that would be applicable on the date of determination, and (II) any increase to the default rate at the time of any amendment to the Term Loan Agreement or any Refinancing of the Term Loan Agreement and (B) the following shall be deemed not to be increases in interest rate for purposes of calculating the Term Loan

Rate Cap: (I) the accrual of interest at the default rate of interest originally contained in the Term Loan Agreement, (II) any amendment, forbearance, waiver or consent related fees and expenses payable in the event of an amendment, amendment and restatement, replacement, supplement, modification or Refinancing, (III) fluctuations in any “base” rate or component or other underlying reference rate of such interest rate and (IV) arrangement, commitment, underwriting, structuring, amendment or other fees and expenses or any upfront fees or any OID paid in connection with a Refinancing in excess of those paid on the effective date of the Term Loan Agreement paid or payable to any agent, arranger, underwriter, trustee or similar Person in their respective capacities as such; or
(iv)    modify or add any covenant or event of default under the Term Loan Documents that directly restricts Borrowers or their subsidiaries from making payments of the ABL Claims and Excess ABL Claims that would otherwise be permitted under the Term Loan Documents as in effect on the date hereof; or
(v)    amend or modify the prepayment provisions of the Term Loan Agreement that require mandatory prepayments to increase the amount or frequency of such required prepayments; or
(vi)    accelerate the stated maturity date of the indebtedness under the Term Loan Agreement to a date earlier than the final stated maturity date of the indebtedness under the ABL Loan Agreement as of the date hereof; or
(vii)    except as otherwise contemplated or required by the Term Loan Documents (as in effect on the date hereof) and except in connection with any Term Loan DIP Financing permitted hereunder, expressly subordinate the Lien on all or substantially all of the Term Loan Priority Collateral to the Lien of any other creditor on the Term Loan Priority Collateral; or
(viii)    except in connection with a Refinancing and on terms reasonably acceptable to ABL Secured Party, other than as imposed in connection with and as a result of the existence of an Event of Default under the Term Loan Agreement, change or add any negative covenant, financial maintenance covenant or event of default in the Term Loan Agreement or any other Term Loan Document (in each case, as in effect on the date hereof) in a manner that is more restrictive taken as a whole with all such changes or additions (unless such changes or additions made otherwise than in connection with and as a result of the existence of such Event of Default under the Term Loan Agreement are accompanied by corresponding changes or additions in the ABL Loan Documents (maintaining any appropriate cushions consistent with those in existence as of the date hereof)).
(f)    Automatic Amendments to Comparable Junior Documents. In the event the Senior Secured Parties and the relevant Grantor(s) enter into any amendment, waiver or consent in respect of any of the Senior Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Document (other than the credit agreement which constitutes a Senior Document) with respect to the Senior Liens or Senior Collateral or changing in any manner the rights of the Senior Secured Parties with respect to the Senior Liens or Senior Collateral, the Senior Secured Parties, any Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to the Comparable Junior Document without the consent of any Junior Secured Party and without any action by any Junior Secured Party, any Borrower or any other Grantor;

provided that (A) no such amendment, waiver or consent shall have the effect of (i) removing assets subject to the Lien of the Junior Documents, except to the extent that a release of such Lien is otherwise expressly permitted (or required) under this Agreement, is with respect to the Senior Collateral and provided that there is a corresponding release of Senior Liens, (ii) imposing duties on any Junior Secured Party without its consent, or (iii) permitting other Liens on the Collateral not permitted under the terms of the Junior Documents or Section 6 hereof, and (B) notice of such amendment, waiver or consent shall have been given to each Junior Secured Party no later than five (5) Business Days after the effective date of such amendment, waiver or consent (provided that (x) the failure of any such notice to be given shall not impair or affect the Junior Secured Party’s obligations to the Senior Secured Party, the Senior Secured Party’s rights hereunder, the enforceability of this Agreement or any Liens created or granted hereby or under any Senior Document or limit or impair the effectiveness or effect of any such amendment, waiver or consent or the automatic application thereof to any comparable provision of the Comparable Junior Document; (y) the provisions of this clause (B) are intended solely to set forth provisions by which the Junior Documents shall be automatically affected by the amendments, waivers and consent given by the Senior Secured Parties under the Senior Documents with respect to the Senior Collateral and Senior Liens therein and is not intended to impose any liability on the Senior Secured Parties; and (z) with respect to each Junior Secured Party, such notice and copies shall not be required to the extent Blyth or any other Borrower has provided the same to the applicable Junior Secured Party.
(g)    Legend. The Term Loan Security Documents and the ABL Security Documents shall include the following language (or language to similar effect approved by each of the Term Loan Secured Party and the ABL Secured Party):
[“The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens and security interests are subject to the provisions of that certain Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, referred to in this paragraph as the “Intercreditor Agreement”), dated as of March 9, 2015 between BANK OF AMERICA, N.A., a national banking association, as the ABL lender (including its successors and assigns from time to time), GFIE, LLC, a Florida limited liability company, as the term loan lender (including its successors and assigns from time to time), and certain other persons which may be or become parties thereto or become bound thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control, and each party hereto hereby acknowledges that it is bound by the provisions of the Intercreditor Agreement.”]
5.4    Bailee for Protection.
(a)    Until the Payment in Full of Senior Claims, each Senior Secured Party agrees to hold any part of the Senior Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien under the UCC (such Collateral being the “Pledged Collateral”) as non-fiduciary agent and as bailee for the Junior Secured Parties (such bailment being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting by possession or delivery the security interest granted under each Junior Document, subject to the terms and conditions of this Section 5.4.

(b)    No Senior Secured Party shall have any obligation whatsoever to any Junior Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.4. The duties or responsibilities of each Senior Secured Party under this Section 5.4 shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 5.4 and delivering the remaining Pledged Collateral upon a Payment in Full of Senior Claims as provided in paragraph (d) below.
(c)    The Senior Secured Parties shall not have a fiduciary relationship in respect of the Junior Secured Parties.
(d)    Upon the Payment in Full of the Term Loan Obligations, the Term Loan Secured Party shall, at the reasonable expense of Grantors, (i) deliver the remaining pledged collateral held in its possession (if any) together with any necessary endorsements to the ABL Secured Party to the extent the ABL Obligations which are secured by such pledged collateral remain outstanding and (ii) take all other actions reasonably requested by the ABL Secured Party in connection with the ABL Secured Party obtaining a first-priority interest in such Collateral or as a court of competent jurisdiction may otherwise direct. Upon the Payment in Full of the ABL Obligations, the ABL Secured Party shall, at the reasonable expense of Grantors, (i) deliver the remaining pledged collateral held in its possession (if any) together with any necessary endorsements to the Term Loan Secured Party to the extent the Term Loan Obligations which are secured by such pledged collateral remain outstanding and (ii) take all other actions reasonably requested by the Term Loan Secured Party in connection with the Term Loan Secured Party obtaining a first-priority interest in such Collateral or as a court of competent jurisdiction may otherwise direct.
5.5    When Payment in Full of Senior Claims Deemed to Not Have Occurred.
(a)    If, substantially concurrently with the Payment in Full of the ABL Obligations, the Grantors or any of them enters into any Refinancing of the ABL Obligations, then such Payment in Full of the ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the obligations under such Refinancing of the ABL Obligations shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the credit agreement, loan agreement, note or securities purchase agreement, indenture or similar agreement governing such Refinancing shall be treated as the ABL Loan Agreement, and any related documents shall be treated as the ABL Loan Documents, for all purposes of this Agreement and the agent, trustee or other representative of the Persons providing such Refinancing shall be the ABL Secured Party for all purposes of this Agreement. Upon receipt of a notice stating that the Grantors or any of them has entered into a new ABL Loan Agreement (which notice shall include the identity of the new ABL Secured Party), the Term Loan Secured Party shall, at the reasonable expense of the Grantors, promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Grantors or such new ABL Secured Party shall reasonably request in order to confirm to such new ABL Secured Party the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The new ABL Secured Party shall agree to be bound by the terms of this Agreement in a writing addressed to the Term Loan Secured Party.
(b)    If, substantially concurrently with the Payment in Full of the Term Loan Obligations, the Grantors or any of them enters into any Refinancing of the Term Loan Obligations, then such Payment in Full of the Term Loan Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, the obligations under such Refinancing of the Term Loan Obligations shall automatically be treated as the Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the credit agreement, loan agreement, note or securities purchase agreement, indenture or similar agreement governing such Refinancing shall be treated as the Term Loan Agreement, and any related documents shall be treated as the Term Loan Documents, for all purposes of this Agreement and the agent, trustee or other representative of the Persons providing such Refinancing shall be the Term Loan Secured Party for all purposes of this Agreement. Upon receipt of a notice stating that the Grantors or any of them has entered into a new Term Loan Agreement (which notice shall include the identity of the new Term Loan Secured Party), the ABL Secured Party shall, at the reasonable expense of the Grantors, promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Grantors or such new Term Loan Secured Party shall reasonably request in order to confirm to such new Term Loan Secured Party the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The new Term Loan Secured Party shall agree to be bound by the terms of this Agreement in a writing addressed to the ABL Secured Party.
Section 6.    Insolvency Proceedings.
6.1    Finance and Sale Issues, Etc.
(e)    ABL Obligations. Until the Payment in Full of ABL Claims has occurred, if any Grantor (x) shall be subject to any Insolvency Proceeding and the ABL Secured Party shall agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting ABL Priority Collateral (“ABL Cash Collateral”) or (y) seeks to obtain financing, from the ABL Secured Parties or any other Person consented to by the ABL Secured Party under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on such ABL Priority Collateral (“ABL DIP Financing”), then the Term Loan Secured Party agrees that it will consent to and not oppose, raise objection to or contest (or join with or support any third party opposing, objecting or contesting) such ABL Cash Collateral use or ABL DIP Financing (including an ABL DIP Financing which “rolls up” or pays any ABL Obligations that existed prior to the commencement of the Insolvency Proceeding other than Excess ABL Claims) so long as such ABL Cash Collateral use or ABL DIP Financing meets the following requirements (the “ABL DIP Conditions”): (1) the Term Loan Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the ABL Cash Collateral use or ABL DIP Financing that are materially prejudicial to their interests in the Term Loan Priority Collateral, (2) the Term Loan Secured Party retains its Lien on the ABL Priority Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) to secure the Term Loan Claims which Lien is junior and subordinate only to Liens securing the ABL DIP Financing and any remaining ABL Claims other than Excess ABL Claims and any Permitted Liens (as defined in the ABL Loan Documents), and as to the Term Loan Priority Collateral only, such Lien of the Term Loan Secured Party has the same priority as existed prior to the commencement of such Insolvency Proceeding and any Lien on Term Loan Priority Collateral securing such ABL DIP Financing is junior and subordinate to the Lien of the Term Loan Secured Parties on the Term Loan Priority Collateral, (3) if the ABL Secured Party requests adequate protection Liens on the ABL Priority Collateral, the Term Loan Secured Party receives as adequate protection a replacement Lien on post-petition assets of each Grantor to the same extent granted to the ABL Secured Party to secure the ABL DIP Financing and any remaining ABL Claims which replacement lien shall be subordinate only to the Liens in such post-petition assets securing the ABL DIP Financing and any remaining ABL Claims other than Liens securing the Excess ABL Claims (provided further, that the inability of the Term Loan Secured Party to receive as adequate protection a Lien on Proceeds of actions under Chapter 5 of the Bankruptcy Code shall not affect the agreements and waivers set forth in this Section 6.1(a) so long as Liens on Proceeds of such actions are not given as security for and do not secure the Excess ABL Claims), (4) the terms of the ABL DIP Financing do not expressly require the liquidation of the ABL Priority Collateral prior to a date that is five (5) months after the filing date of the petition commencing the Insolvency Proceeding, (5) the aggregate principal amount of the ABL DIP Financing (excluding the amount of ABL Obligations (other than Excess ABL Claims) “rolled up” or paid pursuant to the ABL DIP Financing) does not exceed the ABL DIP Amount, (6) any “carve-out” for the payment of professional fees of the Grantor estate and the United States Trustee’s fees or other similar and customary administrative priority expenses or claims consented to in writing by ABL Secured Party to be paid prior to the Payment in Full of ABL Claims (other than Excess ABL Claims) shall be reasonable and customary in the circumstances of the Insolvency Proceeding, (7) the proposed ABL Cash Collateral use or ABL DIP Financing does not compel any Grantor to seek confirmation of or approval for any plan of reorganization or other plan of similar effect under any Bankruptcy Laws that is inconsistent with this Agreement, and (8) the ABL DIP Financing is otherwise subject to the terms of this Agreement; provided, that the foregoing provisions of this Section 6.1(a) shall not prevent the Term Loan Secured Party from objecting to any provision in any ABL Cash Collateral order or ABL DIP Financing documentation, as applicable (including an order of a court approving such ABL Cash Collateral use or ABL DIP Financing), relating to any provision or the content of a plan of reorganization or other plan of similar effect under any Bankruptcy Law.
(x)    The Term Loan Secured Party will subordinate any Liens on the ABL Priority Collateral (and in any other assets (other than Term Loan Priority Collateral) that may serve as collateral for any ABL DIP Financing as to which the ABL DIP Conditions have been satisfied) to the Liens securing such ABL DIP Financing. If, in connection with any ABL Cash Collateral use or ABL DIP Financing, any Liens on the ABL Priority Collateral held by the ABL Secured Party are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the ABL Priority Collateral of the Term Loan Secured Party shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the ABL Priority Collateral of the ABL Secured Party consistent with this Agreement. To the extent the ABL Secured Party does not request adequate protection Liens on the ABL Priority Collateral in connection with an ABL DIP Financing, the Term Loan Secured Party will not request adequate protection Liens on the ABL Priority Collateral.
(xi)    If such ABL Cash Collateral use or ABL DIP Financing, as applicable, meets some, but not all, of the applicable ABL DIP Conditions, then Term Loan Secured Party agrees that it will only withhold its consent or raise objections to such ABL Cash Collateral use and such ABL DIP Financing based upon the ABL DIP Condition(s) which are not met and will not withhold its consent or object on any other basis and, if ABL DIP Financing is involved and any permitted objection of Term Loan Secured Party is withdrawn, overruled, or otherwise eliminated, Term Loan Secured Party will subordinate its Liens in the ABL Priority Collateral (and in any other assets (other than Term Loan Priority Collateral) that may serve as collateral for such ABL DIP Financing) to the Liens securing such ABL DIP Financing.
(f)    Term Loan Obligations. Until the Payment in Full of Term Loan Claims has occurred, if any Grantor (x) shall be subject to any Insolvency Proceeding and the Term Loan Secured Party shall agree to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Loan Priority Collateral (“Term Loan Cash Collateral”) or (y) seeks to obtain financing, from the Term Loan Secured Parties or any other Person consented to by the Term Loan Secured Party under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law secured by a Lien on such Term Loan Priority Collateral (“Term Loan DIP Financing”), then the ABL Secured Party agrees that it will consent to and not oppose, raise objection to or contest (or join with or support any third party opposing, objecting or contesting) such Term Loan Cash Collateral use or Term Loan DIP Financing

(including a Term Loan DIP Financing which “rolls up” or pays any Term Loan Obligations that existed prior to the commencement of the Insolvency Proceeding other than Excess Term Loan Claims) so long as such Term Loan Cash Collateral use or Term Loan DIP Financing meets the following requirements (the “Term Loan DIP Conditions”): (1) the ABL Secured Parties retain the right to object to any ancillary agreements or arrangements regarding the Term Loan Cash Collateral use or Term Loan DIP Financing that are materially prejudicial to their interests in the ABL Priority Collateral, (2) the ABL Secured Party retains its Lien on the Term Loan Priority Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) to secure the ABL Claims which Lien is junior and subordinate only to Liens securing the Term Loan DIP Financing and any remaining Term Loan Claims other than Excess Term Loan Claims and any Permitted Liens (as defined in the Term Loan Documents), and as to the ABL Priority Collateral only, such Lien of the ABL Secured Party has the same priority as existed prior to the commencement of such Insolvency Proceeding and any Lien on ABL Priority Collateral securing such Term Loan DIP Financing is junior and subordinate to the Lien of the ABL Secured Parties on the ABL Priority Collateral, (3) if the Term Loan Secured Party requests adequate protection Liens on the Term Loan Priority Collateral, the ABL Secured Party receives as adequate protection a replacement Lien on post-petition assets of each Grantor to the same extent granted to the Term Loan Secured Party to secure the Term Loan DIP Financing and any remaining Term Loan Claims which replacement lien shall be subordinate only to the Liens in such post-petition assets securing the Term Loan DIP Financing and any remaining Term Loan Claims other than Liens securing the Excess Term Loan Claims (provided further, that the inability of the ABL Secured Party to receive as adequate protection a Lien on Proceeds of actions under Chapter 5 of the Bankruptcy Code shall not affect the agreements and waivers set forth in this Section 6.1(b) so long as Liens on Proceeds of such actions are not given as security for and do not secure the Excess Term Loan Claims), (4) the terms of the Term Loan DIP Financing do not expressly require the liquidation of the Term Loan Priority Collateral prior to a date that is five (5) months after the filing date of the petition commencing the Insolvency Proceeding, (5) the aggregate principal amount of the Term Loan DIP Financing (excluding the amount of Term Loan Obligations (other than Excess Term Loan Claims) “rolled up” or paid pursuant to the Term Loan DIP Financing) does not exceed the Term Loan DIP Amount, (6) any “carve-out” for the payment of professional fees of the Grantor estate and the United States Trustee’s fees or other similar and customary administrative priority expenses or claims consented to in writing by Term Loan Secured Party to be paid prior to the Payment in Full of Term Loan Claims (other than Excess Term Loan Claims) shall be reasonable and customary in the circumstances of the Insolvency Proceeding, (7) the proposed Term Loan Cash Collateral use or Term Loan DIP Financing does not compel any Grantor to seek confirmation of or approval for any plan of reorganization or other plan of similar effect under any Bankruptcy Laws that is inconsistent with this Agreement, and (8) the Term Loan DIP Financing is otherwise subject to the terms of this Agreement; provided, that the foregoing provisions of this Section 6.1(b) shall not prevent the ABL Secured Party from objecting to any provision in any Term Loan Cash Collateral order or Term Loan DIP Financing documentation, as applicable (including an order of a court approving such Term Loan Cash Collateral use or Term Loan DIP Financing), relating to any provision or the content of a plan of reorganization or other plan of similar effect under any Bankruptcy Law.
(ix)    The ABL Secured Party will subordinate any Liens on the Term Loan Priority Collateral (and in any other assets (other than ABL Priority Collateral) that may serve as collateral for any Term Loan DIP Financing as to which the Term Loan DIP Conditions have been satisfied) to the Liens securing such Term Loan DIP Financing. If, in connection with any Term Loan Cash Collateral use or Term Loan DIP Financing, any Liens on the Term Loan Priority Collateral held by the Term Loan Secured Party are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve-out,” or fees owed to the United States Trustee, then the Liens on the Term Loan Priority Collateral of the ABL Secured Party shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Term Loan Priority Collateral of the Term Loan Secured Party consistent with this Agreement. To the extent the Term Loan Secured Party does not request adequate protection Liens on the Term Loan Priority Collateral in connection with a Term Loan DIP Financing, the ABL Secured Party will not request adequate protection Liens on the Term Loan Priority Collateral.
(x)    If such Term Loan Cash Collateral use or Term Loan DIP Financing, as applicable, meets some, but not all, of the applicable Term Loan DIP Conditions, then ABL Secured Party agrees that it will only withhold its consent or raise objections to such Term Loan Cash Collateral use and such Term Loan DIP Financing based upon the Term Loan DIP Condition(s) which are not met and will not withhold its consent or object on any other basis and, if Term Loan DIP Financing is involved and any permitted objection of ABL Secured Party is withdrawn, overruled, or otherwise eliminated, ABL Secured Party will subordinate its Liens in the Term Loan Priority Collateral (and in any other assets (other than ABL Priority Collateral) that may serve as collateral for such Term Loan DIP Financing) to the Liens securing such Term Loan DIP Financing.
(g)    [Reserved.]
(h)    Sale of ABL Priority Collateral. Until the Payment in Full of ABL Claims has occurred, if any Grantor shall be subject to any Insolvency Proceeding and the ABL Secured Party shall, acting in accordance with the ABL Loan Agreement, agree to permit a sale, liquidation or other Disposition of the ABL Priority Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then the Term Loan Secured Party agrees that it will not (i) raise any objection to or contest such sale, liquidation or other Disposition or request adequate protection or any other relief in connection therewith (it being understood that the Term Loan Secured Party shall retain, subject to this Agreement, rights with respect to the proceeds of such Collateral), or (ii) directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the requisite ABL Secured Parties have consented to (x) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (y) the sale, liquidation or disposition of such assets, in which event the Term Loan Secured Parties will be deemed to have consented to the sale or Disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of any of the Term Loan Secured Parties under Section 363(k) of the Bankruptcy Code; provided that the proceeds of such sale, liquidation or other Disposition are applied in accordance with the terms of this Agreement.
(i)    Sale of Term Loan Priority Collateral. Until the Payment in Full of Term Loan Claims has occurred, if any Grantor shall be subject to any Insolvency Proceeding and the Term Loan Secured Party shall, acting in accordance with the Term Loan Agreement, agree to permit a sale, liquidation or other Disposition of the Term Loan Priority Collateral free and clear of Liens or other claims, under Section 363 of the Bankruptcy Code or otherwise, then ABL Secured Party agrees that it will not (i) raise any objection to or contest such sale, liquidation or other Disposition or request adequate protection or any other relief in connection therewith (it being understood that the ABL Secured Party shall retain, but subject to this Agreement, rights with respect to the proceeds of such Collateral), or (ii) directly or indirectly oppose or impede entry of any order in connection with such sale, liquidation or other disposition, including orders to retain professionals or set bid procedures in connection with such sale, liquidation or disposition if the Term Loan Secured Party has consented to (x) such retention of professionals and bid procedures in connection with such sale, liquidation or disposition of such assets and (y) the sale, liquidation or disposition of such assets, in which event the ABL Secured Parties will be deemed to have consented to the sale or Disposition of Collateral pursuant to Section 363(f) of the Bankruptcy Code and such motion does not impair the rights of any of the ABL Secured Parties under Section 363(k) of the Bankruptcy Code; provided that the proceeds of such sale, liquidation or other Disposition are applied in accordance with the terms of this Agreement.
(j)    All Liens granted to the ABL Secured Party or Term Loan Secured Party in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the parties hereto to be and shall be deemed to be subject to the priority of the Liens set forth in Section 2 and the other terms and conditions of this Agreement.
6.2    Relief from the Automatic Stay.
(h)    Until the Payment in Full of the ABL Claims has occurred, the Term Loan Secured Party agrees that it shall not (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the ABL Priority Collateral, without the prior written consent of the ABL Secured Party or (ii) oppose any request by the ABL Secured Party to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such ABL Priority Collateral.
(i)    Until the Payment in Full of the Term Loan Claims has occurred, the ABL Secured Party agrees that it shall not (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Term Loan Priority Collateral, without the prior written consent of the Term Loan Secured Party or (ii) oppose any request by the Term Loan Secured Party to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of such Term Loan Priority Collateral.
6.3    Adequate Protection.
(e)    The Term Loan Secured Party agrees that it shall not contest (or support any other Person contesting):
(i)    any request by the ABL Secured Party for adequate protection with respect to the ABL Priority Collateral; or
(ii)    any objection by the ABL Secured Party to any motion, relief, action or proceeding based on the ABL Secured Party claiming a lack of adequate protection with respect to the ABL Priority Collateral;
provided that any Lien granted on any additional collateral pursuant to such request or objection shall be subject to this Agreement with its priority based on whether such additional collateral constitutes ABL Priority Collateral or Term Loan Priority Collateral.
(f)    The ABL Secured Party agrees that it shall not contest (or support any other Person contesting):
(i)    any request by any Term Loan Secured Party for adequate protection with respect to the Term Loan Priority Collateral; or

(ii)    any objection by any Term Loan Secured Party to any motion, relief, action or proceeding based on any Term Loan Secured Party claiming a lack of adequate protection with respect to the Term Loan Priority Collateral;
provided that any Lien granted on any additional collateral pursuant to such request or objection shall be subject to this Agreement with its priority based on whether such additional collateral constitutes ABL Priority Collateral or Term Loan Priority Collateral.
(g)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, (i) if the ABL Secured Party is granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral) in connection with any ABL Cash Collateral use or ABL DIP Financing, then the Term Loan Secured Party may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Claims and such ABL Cash Collateral use or ABL DIP Financing on the same basis as the other Liens of the Term Loan Secured Party on ABL Priority Collateral, and (ii) if the Term Loan Secured Party is granted adequate protection with respect to the Term Loan Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Term Loan Priority Collateral) in connection with any Term Loan Cash Collateral use or Term Loan DIP Financing, then the ABL Secured Party may seek or request adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the Term Loan Claims and such Term Loan Cash Collateral use or Term Loan DIP Financing on the same basis as the other Liens of the ABL Secured Party on Term Loan Priority Collateral.
(h)    If any one or more Senior Secured Parties are granted adequate protection in the form of a superpriority or other administrative expense claim, then such Senior Secured Parties agree that Junior Secured Parties shall also be entitled to seek, without objection from the Senior Secured Parties, adequate protection in the form of a superpriority or other administrative expense claim (as applicable), which superpriority or other administrative expense claim, if obtained, shall be subordinate to the superpriority or other administrative expense claim of the Senior Secured Parties (such subordination to include an express provision that the Junior Secured Parties, solely in their capacity as holders of such superpriority or administrative expense claims and not as the holder of any other Junior Claims, will not object to a plan of reorganization based upon the failure of such plan of reorganization to pay the Junior Secured Parties’ superpriority or other administrative expense claims in full in accordance with Section 1129(a)(9)(A) of the Bankruptcy Code so long as the plan provides for payment of such claims in cash and non-cash consideration having a value as of the effective date of such plan at least equal to the allowed amount of such superpriority or other administrative expense claims).
(i)    Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies or Enforcement Actions with respect to the ABL Priority Collateral, nothing herein shall limit the rights of any Term Loan Secured Party from seeking adequate protection with respect to its rights in the Term Loan Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise). Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies or Enforcement Actions with respect to the Term Loan Priority Collateral, nothing herein shall limit the rights of any ABL Secured Party from seeking adequate protection with respect to its rights in the ABL Priority Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

6.4    Voting of Claims; Applicability of Insolvency Proceedings. Until the Payment in Full of all Senior Claims in respect of any Collateral, the Secured Party of the highest Class shall have the right, but not the obligation, to vote or cause to be voted the claim of any Junior Secured Party in respect of such Collateral in any Insolvency Proceeding if such Junior Secured Party has not voted its claim on or prior to 5 Business Days before the expiration of the time to vote any such claim. In the event that such Secured Party exercises such rights, no Junior Secured Party shall be entitled to change or withdraw such vote. This Agreement shall be applicable both before and after the filing of any petition by or against any Grantor under any Bankruptcy Law or any other Insolvency Proceeding and all converted or succeeding cases in respect thereof, and all references herein to any Grantor shall be deemed to apply to the trustee for such Grantor and such Grantor as a debtor-in-possession. The relative rights of the Senior Secured Parties and the Junior Secured Parties in respect of any Collateral or proceeds thereof shall continue after the filing of such petition on the same basis as prior to the date of such filing, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. This Agreement shall constitute a “subordination agreement” for purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.
6.5    Reorganization Securities. Notwithstanding anything to the contrary in this Agreement, if, in any Insolvency Proceeding, the Junior Secured Parties receive pursuant to a plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Junior Lien Reorganization Securities”) in whole or in part on account of their Junior Claims and such debt obligations are secured by Liens on the Collateral that is not the Senior Collateral, and the Senior Secured Parties receive pursuant to such plan of reorganization or similar dispositive restructuring plan a distribution of debt obligations (“Senior Lien Reorganization Securities”) in whole or in part on account of their Senior Claims that are secured by Liens on such Collateral, then the provisions of this Agreement will survive the distribution of such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and will apply with like effect to such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities, to such Liens securing such Junior Lien Reorganization Securities and Senior Lien Reorganization Securities and to the distribution of proceeds of such Collateral.
6.6    No Waiver by Senior Secured Parties. Nothing contained herein shall prohibit or in any way limit any Senior Secured Party from, with respect to the Senior Collateral, objecting in any Insolvency Proceeding (or otherwise) to any action taken by any Junior Secured Party, including the seeking by such Junior Secured Party of adequate protection with respect to such Collateral or the asserting by such Junior Secured Party of any of its rights and remedies under the Junior Documents (or otherwise) with respect to such Collateral.
6.7    Recovery. If any Secured Party is required in any Insolvency Proceeding, or otherwise, to turn over or otherwise pay to the estate of Blyth or any other Grantor any amount or other distribution or transfer of property or assets paid in respect of any of the Secured Claims (each, a “Recovery”), then such Secured Party shall be entitled to a reinstatement of Secured Claims with respect to all such recovered amounts or other distribution or transfer of property or assets and the Payment in Full of the applicable Secured Claims shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.8    Post-Petition Interest.
(a)    The Term Loan Secured Party agrees that it shall not oppose or seek to challenge any claim by the ABL Secured Party for allowance in any Insolvency Proceeding of ABL Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing the ABL Claims on the ABL Priority Collateral, without regard to the existence of the Lien of the Term Loan Secured Party on the ABL Collateral.
(b)    The ABL Secured Party agrees that it shall not oppose or seek to challenge any claim by the Term Loan Secured Party for allowance in any Insolvency Proceeding of Term Loan Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing the Term Loan Claims on the Term Loan Priority Collateral, without regard to the existence of the Lien of the ABL Secured Party on the Term Loan Priority Collateral.
Section 7.    Reliance; Waivers; Etc.
7.1    Reliance. Other than any reliance on the terms of this Agreement, each Senior Secured Party acknowledges that it has, independently and without reliance on any Junior Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the Senior Documents or this Agreement and it will continue to make its own credit decision in taking or not taking any action under the applicable Senior Documents or this Agreement. Each Junior Secured Party acknowledges that it has independently and without reliance on any Senior Secured Party , and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into the Junior Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the applicable Junior Documents or this Agreement.
7.2    No Waiver of Lien Priorities.
(j)    No right of any Senior Secured Party to enforce any provision of this Agreement or any Senior Document shall at any time in any way be prejudiced or impaired by any act of failure to act on the part of any Grantor or by any act or failure to act by any Senior Secured Party, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any of the Senior Documents, regardless of any knowledge thereof which any Senior Secured Party may have or be otherwise charged with.
(k)    Each Junior Secured Party agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral securing the applicable Junior Claim or any other similar rights a junior secured creditor may have under applicable law.
7.3    Obligations Unconditional. All rights, interest, agreements and obligations of each Senior Secured Party and each Junior Secured Party, respectively, on behalf of the Senior Secured Parties and Junior Secured Parties, as applicable, hereunder shall remain in full force and effect irrespective of:
(c)    any lack of validity or enforceability of any of the Senior Documents or the Junior Documents;

(d)    any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Junior Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Loan Documents;
(e)    any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Junior Claims or any guarantee thereof;
(f)    the commencement of any Insolvency Proceeding in respect of any Grantor; or
(g)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Claims, or of any Junior Secured Party in respect of this Agreement.
7.4    Purchase Right.
(a)    Without prejudice to the enforcement of the ABL Secured Party’s rights and remedies, the ABL Secured Party agrees that following the occurrence of (i) any Acceleration Event with respect to the ABL Obligations, (ii) the ABL Obligations shall remain unpaid 30 days following the Revolver Termination Date (as defined in the ABL Loan Agreement), (iii) any Enforcement Action by the ABL Secured Party with respect to any material portion of the ABL Priority Collateral, or (iv) any Insolvency Proceeding, (each such event, a “Purchase Option Event”), then the Term Loan Lender shall have the right to elect to purchase all but not less than all of the outstanding ABL Claims, at par, without regard to and specifically excluding any prepayment penalty or premium and without warranty, representation or recourse, for the Purchase Price (defined below). The Term Loan Secured Party shall irrevocably exercise each such purchase right by delivery of written notice of its intent to purchase the ABL Claims to the ABL Secured Party at any time following the Purchase Option Event; provided, unless the ABL Secured Party otherwise consents, such written notice must be received by the ABL Secured Party no later than the earlier to occur of thirty (30) days after the ABL Secured Party delivers to the Term Loan Secured Party written notice of the occurrence of any Purchase Option Event described in clause (i), (ii), (iii) or (iv) above. The parties shall close such purchase and sale within 10 Business Days (or such shorter time as reasonably specified by the Term Loan Secured Party in such notice) after such delivery of such notice.
(b)    On the date of such purchase and sale (the “Purchase Date”), the Term Loan Lender shall (i) pay to ABL Secured Party as the purchase price therefor, the full amount of all the ABL Claims (other than ABL Claims cash collateralized in accordance with clause (b)(ii) below) then outstanding and unpaid, (ii) furnish cash collateral to ABL Secured Party in such amounts as ABL Secured Party determines is reasonably necessary to secure ABL Secured Party in connection with (x) any issued and outstanding Letters of Credit (but not in any event in an amount greater than that 105% of the aggregate undrawn face amount of such Letters of Credit), (y) any mark-to-market or then terminated net obligations relating to Cash Management Obligations secured by the ABL Priority Collateral (as reasonably determined in accordance with the ABL Loan Agreement) (the “Outstanding Cash Management Obligations”) and (z) any indemnification obligations of the Grantors then owing and payable to the ABL Secured Parties (which shall be identified in reasonable detail in writing), and (iii) agree to reimburse ABL Secured Party for all documented expenses to the extent earned or due and payable in accordance with the ABL Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Such purchase price, cash collateral and reimbursement amount (collectively, the “Purchase Price”) shall be remitted by wire transfer in federal funds to such bank account of ABL Secured Party as it may designate in writing to the Term Loan Secured Party for such purpose. Interest shall be calculated to but exclude the Business Day on which such purchase and sale shall occur if the amounts so paid by the Term Loan Lender to the bank account designated by ABL Secured Party are received in such bank account prior to 4:00 p.m., New York City time, and interest shall be calculated to and include such Business Day if the amounts so paid by the Term Loan Lender to the bank account designated by ABL Secured Party are received in such bank account later than 4:00 p.m., New York City time.
(c)    Such purchase shall be expressly made without representation or warranty of any kind by the ABL Secured Party as to the ABL Claims or ABL Loan Documents so purchased or otherwise and without recourse to ABL Secured Party or any ABL Secured Party; except that each ABL Secured Party shall represent and warrant: (i) the amount of the ABL Claims being purchased from such ABL Secured Party, (ii) that such ABL Secured Party owns the ABL Claims free and clear of any Liens, and (iii) that such ABL Secured Party has the right to assign such ABL Claims and the assignment is duly authorized. The Term Loan Lender shall also indemnify and hold harmless the ABL Secured Parties against all losses, liabilities, claims, damages and expenses, including without limitation reasonable and documented out-of-pocket attorneys’ fees and costs, relating to or arising out of any claim by any third party in respect of the ABL Claims as a direct and exclusive result of the acts of the Term Loan Lender occurring after the consummation of the purchase of the ABL Claims.
(d)    In the event that the Term Loan Lender exercises and consummates the purchase option set forth in this Section 7.4, (i) ABL Secured Party and any other agent under the ABL Loan Documents shall have the right, but not the obligation, to immediately resign under the ABL Loan Documents, and (ii) the Term Loan Lender shall have the right, but not the obligation, to require ABL Secured Party and such other agent to immediately resign under the ABL Loan Documents.
(e)    With respect to any cash collateral held under Section 7.4(b)(ii)(x) and (y) above, after giving effect to any payment made and applied to amounts coming due with respect to any Letters of Credit (or termination thereof without a drawing thereon) or any final payment of amounts constituting any Outstanding Bank Product Obligation, the amount of any cash collateral then on deposit with the ABL Secured Party with respect to such obligations which exceeds the sum of (y) one hundred five percent (105%) of the aggregate undrawn amount of all then remaining outstanding Letters of Credit and (z) the aggregate amount of all then remaining Cash Management Obligations (determined at the original termination or mark-to-market amount thereof on the purchase date of the ABL Claims), shall promptly be returned to the Term Loan Secured Party.
Section 8.    Miscellaneous.
8.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall govern and control.
8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. Each Junior Secured Party hereby represents and warrants that it has all requisite legal capacity to execute this Agreement and hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any

Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency Proceeding. This Agreement shall terminate and be of no further force and effect on the date of the Payment in Full of all Senior Claims (without giving effect to the first proviso of the definitions of “ABL Claims” and “Term Loan Claims”), subject to the rights of Senior Secured Parties under Section 6.7.
8.3    Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by each Secured Party and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.
8.4    Information Concerning Financial Condition of the Grantors. The ABL Secured Party and the Term Loan Secured Party shall each be responsible for keeping themselves informed of (a) the financial condition of the Grantors and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Claims or the Junior Claims, as applicable. No Secured Party shall have any duty to advise any other Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event any Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it or they shall be under no obligation (w) to make, and any such Secured Party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
8.5    Subrogation. The Junior Secured Parties in respect of any Collateral hereby waive any rights of subrogation they may acquire as a result of any payment or distribution or transfer of property or assets hereunder until all of the Senior Claims in respect of such Collateral shall have been Paid in Full. Upon Payment in Full of such Senior Claims, the Junior Secured Parties shall be subrogated to the rights of the Senior Secured Parties to receive payments, distributions or other transfers applicable to such Senior Claims. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, the value of any payments, distributions or other transfers in cash, property or other assets received by any Junior Secured Party that are paid over to such Secured Party of the highest Class pursuant to this Agreement shall not reduce the amounts which such Grantor shall be obligated to pay such Junior Secured Party.
8.6    Submission To Jurisdiction; Waivers.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY

JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY HERETO MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.7 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
8.7    Notices. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed, sent by telefacsimile or electronically (e.g., by email) or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex or electronic communication, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
8.8    Further Assurances. Each Secured Party and each Grantor agrees that it shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if reasonably requested) as any other Secured Party may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement. Each Secured Party agrees to use commercially reasonable efforts to provide reasonable details as to deposit and securities accounts that constitute ABL Priority Collateral or Term Loan Priority Collateral upon the written request of any other Secured Party.
8.9    Reserved
8.10    Binding on Successors and Assigns. This Agreement shall be binding upon the ABL Secured Party and the Term Loan Secured Party and, in each case, their respective successors and assigns; provided, however, that as a condition precedent to the effectiveness of any contractual assignment by any Secured Party of this Agreement and/or any Loan Documents, as applicable (a “Loan Assignment”), the person or entity which is the assignee of a Loan Assignment (an “Assignee”) shall enter into and deliver to the non-assigning party a joinder to this Agreement or other agreement reasonably acceptable to the non-assigning party the effect of which is to confirm that such Assignee shall be bound by all of the provisions of this Agreement as if such Assignee were such Secured Party, as applicable, hereunder.
8.11    Specific Performance. The Secured Parties may demand specific performance of this Agreement. Each of the Grantors hereby irrevocably waives, to the extent permitted by applicable law, any defense based on the adequacy of a remedy at law and any other defense (other than the defense of payment in full in cash in respect thereof) which might be asserted to bar the remedy of specific performance in any action which may be brought by any

Secured Party.
8.12    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
8.13    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
8.14    Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.
8.15    No Third Party Beneficiaries. Subject to Section 8.3, no other Person shall have or be entitled to assert rights or benefits hereunder. Nothing in this Agreement shall impair as between each of the Borrowers and each other Grantor (if any) and the Senior Secured Parties, or as between each of the Borrowers and each other Grantor (if any) and the Junior Secured Parties, the obligations of each of the Borrowers and each other Grantor (if any) to pay principal, interest, fees and other amounts as provided in the Senior Documents and the Junior Documents, respectively.
8.16    Lien Subordination. Subject to the provisions of Section 4.2 hereof, nothing in this Agreement shall be deemed to subordinate the right of Junior Secured Parties to receive payment to the right of Senior Secured Parties to receive payment, it being the intent of the parties hereto that, to the extent provided in this Agreement, the Lien of the Junior Secured Parties with respect to Collateral shall be junior to the Lien of Senior Secured Parties with respect to such Collateral as a result of the Lien priorities provided for in this Agreement (so that all proceeds of Collateral shall, to the extent provided in this Agreement, be paid first to Senior Secured Parties for application to the Senior Claims before the Junior Secured Parties shall receive any proceeds of such Collateral for application to the Junior Claims).
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.
BANK OF AMERICA, N.A.

By:
Title:

Address:
Bank of America, N.A.
185 Asylum Street
Hartford, Ct 06103
Attn: Robert Q. Mahoney
robert.mahoney@baml.com

GFIE, LLC

By:
Name: Robert B. Goergen
Title: Manager
Address:
GFIE, LLC
11950 Turtle Beach Road
North Palm Beach, Florida 33408
Attn: Robert B. Goergen, Manager
email: bgoergen@blyth.com

)

ACKNOWLEDGMENT
As of the date first written above, Blyth, Inc. and each of its undersigned Subsidiaries each hereby acknowledge that they have received a copy of the foregoing Intercreditor Agreement and consent thereto, agree to recognize all rights granted thereby to the ABL Secured Party and the Term Loan Secured Party and will not do any act or perform any obligation which is not in accordance with the agreements set forth therein. Blyth, Inc. and each of its undersigned Subsidiaries each further acknowledge and agree that they are not an intended beneficiary or third party beneficiary under the foregoing Intercreditor Agreement.

ACKNOWLEDGED:

BORROWERS: BLYTH, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
BLYTH HOME EXPRESSIONS, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
BLYTH DIRECT SELLING HOLDINGS, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com

BLYTH CATALOG AND INTERNET HOLDINGS, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
PURPLE TREE, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
PARTYLITE HOLDING, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
SILVER STAR BRANDS, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
PARTYLITE GIFTS INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey @blyth.com

PARTYLITE GIFTS INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey @blyth.com
PARTYLITE WORLDWIDE, LLC By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
CANDLE CORPORATION OF AMERICA (DELAWARE) By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
CANDLE CORPORATION OF AMERICA By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com
KWA, INC. By: Title: Address: One East Weaver Street Greenwich, CT 06831 Attn: Jane F. Casey, CFO jcasey@blyth.com